11/75893291_6 1 24 AUGUST 2022 WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (as Issuers) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (as Trustee) AMENDED AND RESTATED TRUST DEED related to the £6,000,000,000 Euro Medium Term Note Programme of the Issuers Herbert Smith Freehills EXECUTION VERSION

11/75893291_6 1 CONTENTS Clause Page 1. INTERPRETATION ............................................................................................................... 3 2. ISSUE OF NOTES AND COVENANT TO PAY .................................................................. 9 3. FORM OF THE NOTES ....................................................................................................... 11 4. STAMP DUTIES AND TAXES ............................................................................................ 13 5. APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE ................................... 13 6. ENFORCEMENT AND PUT EVENT ................................................................................. 14 7. PROCEEDINGS .................................................................................................................... 15 8. COVENANT TO COMPLY WITH THE TRUST DEED ................................................. 15 9. COVENANTS ......................................................................................................................... 15 10. REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE ............................ 18 11. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 ............................................................................................................. 20 12. TRUSTEE LIABLE FOR NEGLIGENCE.......................................................................... 26 13. WAIVER ................................................................................................................................. 26 14. FREEDOM TO ACT ............................................................................................................. 27 15. MODIFICATION AND SUBSTITUTION .......................................................................... 27 16. APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE ................... 28 17. NOTES HELD IN CLEARING SYSTEMS AND COUPONHOLDERS ......................... 30 18. CURRENCY INDEMNITY .................................................................................................. 30 19. COMMUNICATIONS ........................................................................................................... 31 20. SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT .............................................. 31 21. FURTHER PROVISIONS .................................................................................................... 31 22. GOVERNING LAW AND JURISDICTION ...................................................................... 32 SCHEDULE 1 FORM OF GLOBAL NOTES ................................................................................. 33 PART 1 FORM OF CGN TEMPORARY GLOBAL NOTE ............................................. 33 PART 2 FORM OF CGN PERMANENT GLOBAL NOTE ............................................. 39 PART 3 FORM OF NGN TEMPORARY GLOBAL NOTE ............................................. 48 PART 4 FORM OF NGN PERMANENT GLOBAL NOTE ............................................. 54 PART 5 FORM OF GLOBAL CERTIFICATE ................................................................. 60 SCHEDULE 2 FORM OF DEFINITIVE BEARER NOTE ........................................................... 66 SCHEDULE 3 FORM OF CERTIFICATE ..................................................................................... 69 SCHEDULE 4 TERMS AND CONDITIONS OF THE NOTES .................................................... 73 SCHEDULE 5 FORM OF COUPON .............................................................................................. 124 SCHEDULE 6 FORM OF TALON ................................................................................................. 126 SCHEDULE 7 PROVISIONS FOR MEETINGS OF NOTEHOLDERS.................................... 128

11/75893291_6 2 THIS AMENDED AND RESTATED TRUST DEED IS MADE ON 24 AUGUST 2022 BETWEEN: (1) WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC, WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (each an "Issuer" and together the "Issuers"); and (2) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the "Trustee", which expression, where the context so admits, includes any other trustee or the trustees for the time being of this Trust Deed). WHEREAS: (A) The Issuers have established a note programme pursuant to which the Issuers propose to issue from time to time euro medium term notes in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Dealer Agreement (the "Programme"). Notes issued by each Issuer are obligations solely of that Issuer (the "relevant Issuer") and are without any recourse whatsoever to any other Issuer. (B) The Issuers have made applications to the United Kingdom Financial Conduct Authority (the "FCA") for Notes issued under the Programme to be to be admitted to listing on the Official List of the FCA and to trading on the Regulated Market of the London Stock Exchange plc. The Regulated Market of the London Stock Exchange plc is a regulated market for the purposes of Article 2(1)(13A) of Regulation (EU) 600/2014 on markets in financial instruments, as it forms part of United Kingdom domestic law ("UK MiFIR") by virtue of the European Union (Withdrawal) Act 2018, as amended (the "EUWA"). The Notes may be admitted to trading on other regulated markets. Notes may also be issued on the basis that they will not be admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system or that they will be admitted to listing, trading and/or quotation on such unregulated markets as may be agreed with the relevant Issuer ("Exempt Notes"). (C) In connection with the Programme, the Issuers have prepared a prospectus dated 24 August 2022 (the "Prospectus"). The Prospectus has been approved by the FCA as competent authority under Regulation (EU) 2017/1129, as it forms part of United Kingdom domestic law by virtue of the EUWA. The FCA has neither approved nor reviewed the information contained in the Prospectus in connection with the Exempt Notes. (D) Notice of the aggregate nominal amount of the Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche (as defined below) of the Notes will (other than in the case of Exempt Notes) be set out in a separate document containing the final terms for that Tranche (the "Final Terms"). In the case of Exempt Notes, notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche will be set out in a pricing supplement document (the "Pricing Supplement"). (E) In connection with the Programme, Western Power Distribution (South Wales) plc, Western Power Distribution (South West) plc, Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc and the Trustee entered into an amended and restated trust deed dated 21 August 2020 (the "Original Trust Deed"). The Issuers and the Trustee wish to amend and restate the Original Trust Deed. (F) The Original Trust Deed shall be amended and restated on the terms of this Trust Deed. Except as provided below, any Notes issued on or after the date of this Trust Deed shall be issued

11/75893291_6 3 pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust Deed or any Notes issued on or after the date of this Trust Deed so as to be consolidated and form a single Series issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect. The Original Trust Deed as amended by this Amended and Restated Trust Deed is referred to herein as the "Trust Deed". (G) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions. THIS DEED WITNESSES AND IT IS DECLARED as follows: 1. INTERPRETATION 1.1 Definitions In this Trust Deed: "Agency Agreement" means the amended and restated agency agreement relating to the Programme dated 24 August 2022 between the Issuers, the Trustee, the Issuing and Paying Agent and the other agents mentioned in it. "Agents" means the Issuing and Paying Agent, the Paying Agents, the Calculation Agent, the Registrar, the Transfer Agents or any of them. "Applicable Law" means any law or regulation including, but not limited to (a) any statute or regulation, (b) any rule or practice of any authority by which the relevant Issuer is bound or with which it is accustomed to comply, (c) any agreement between any authorities and (d) any customary agreement between any authority and any party. "Bearer Note" means a Note that is in bearer form, and includes any replacement Bearer Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note. "Calculation Agent" means, in relation to the Notes of any Series, the person named as such in the Conditions or any successor Calculation Agent. "Certificate" means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule 3. "CGN" means a temporary Global Note in the form set out in Part 1 of Schedule 1 (Form of CGN Temporary Global Note) or a permanent Global Note in the form set out in Part 2 of Schedule 1 (Form of CGN Permanent Global Note). "Clearstream, Luxembourg" means Clearstream Banking S.A. "Common Safekeeper" means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Notes. "Conditions" means in respect of the Notes of each Series, the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 4 (Terms and Conditions of the Notes) or in such other form as may be agreed between the relevant Issuer, the Issuing and Paying Agent, the Trustee and the Relevant Dealer as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global Note, and shall incorporate any additional provisions forming part of such

11/75893291_6 4 terms and conditions set out in Part A of the Final Terms relating to the Notes of that Series and shall be endorsed on the Definitive Notes and any reference to a particularly numbered Condition shall be construed accordingly. "Contractual Currency" means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 11 (Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000), pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time. "Coupons" means the bearer coupons relating to interest bearing Bearer Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions. "Dealer Agreement" means the amended and restated Dealer Agreement relating to the Programme dated 24 August 2022 between the Issuers, NatWest Markets Plc and the other dealers and arrangers named in it. "Definitive Note" means a Bearer Note in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, means a Certificate (other than a Global Certificate) and includes any replacement Note or Certificate issued pursuant to the Conditions. "Euroclear" means Euroclear Bank SA/NV. "Eurosystem-eligible NGN" means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms. "Event of Default" means an event described in Condition 10 (Events of Default) of the Conditions that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders. "Extraordinary Resolution" has the meaning set out in Schedule 7 (Provisions for Meetings of Noteholders). "Final Terms" means, in relation to a Tranche, the Final Terms issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule 7 (Form of Final Terms) to the Dealer Agreement. "FSMA" means the Financial Services and Markets Act 2000, as amended. "Global Certificate" means a Certificate substantially in the form set out in Part 5 of Schedule 1 (Form of Global Certificate) representing Registered Notes of one or more Tranches of the same Series. "Global Note" means a temporary Global Note and/or, as the context may require, a permanent Global Note, a CGN and/or a NGN, as the context may require. "holder" in relation to a Note, Coupon or Talon, and "Couponholder" and "Noteholder" have the meanings given to them in the Conditions. "Issuing and Paying Agent" means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office. "Liabilities" means in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings, or other liabilities whatsoever including legal fees and Taxes and penalties incurred by that person (but, for the avoidance of

11/75893291_6 5 doubt, in each case, excluding tax on net income, profits or gains), together with any irrecoverable VAT charged or chargeable in respect of any sums referred to in this definition. "Market" means the regulated market of the London Stock Exchange. "Moody's" means Moody's Investors Service Limited or any of its subsidiaries and their successors. "NGN" or "New Global Note" means a temporary Global Note in the form set out in Part 3 Schedule 1 (Form of NGN Temporary Global Note) or a permanent Global Note in the form set out in Part 4 of Schedule 1 (Form of NGN Permanent Global Note). "Non-eligible NGN" means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms. "Notes" means the euro medium term notes to be issued by the Issuers pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and, in respect of an Issuer shall only refer to the Notes issued by it. "NSS" means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations. "outstanding" means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with this Trust Deed, (b) those that have been redeemed in accordance with the Conditions, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to pay) and in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be in accordance with the Conditions, (d) those that have become void or in respect of which claims have become prescribed, (e) those that have been purchased and cancelled as provided in the Conditions and notice of the cancellation of which has been given to the Trustee, (f) those mutilated or defaced Bearer Notes that have been surrendered or cancelled in exchange for replacement Bearer Notes, (g) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 10 (Events of Default) and 12 (Meetings of Noteholders, Modifications and Substitution) and Schedule 7 (Provisions for Meetings of Noteholders), (3) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Trustee as to whether an Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the relevant Issuer and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN.

11/75893291_6 6 "Offering Circular" means the offering circular relating to the Notes (which term shall include those documents incorporated by reference into it in accordance with its terms and save as provided therein) as from time to time amended, supplemented or replaced and, in relation to each Tranche, the applicable Pricing Supplement. "Paying Agents" means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices. "permanent Global Note" means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Part 2 (Form of CGN Temporary Global Note) or Part 4 (Form of CGN Temporary Global Note) of Schedule 1, as the case may be. "Pricing Supplement" means, in relation to any Tranche of Exempt Notes, the pricing supplement issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule 8 (Form of Pricing Supplement) to the Dealer Agreement. "Procedures Memorandum" means administrative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Trustee, the Dealers (as defined in the Dealer Agreement) and the Issuing and Paying Agent. "Programme Limit" means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement. "Put Event" has the meaning given to it in Condition 6 (Redemption, Purchase and Options). "Redemption Amount" means the Final Redemption Amount, Early Redemption Amount (Tax), Optional Redemption Amount (Call), Optional Redemption Amount (Put), Early Termination Amount or Residual Holding Redemption Amount, as the case may be, all as defined in the Conditions. "Register" means the register maintained by the Registrar at its specified office. "Registered Note" means a Note in registered form. "Registrar" means the person named as such in the Conditions or any Successor Registrar in each case at its specified office. "S&P" means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors. "Series" means a series of Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number. "specified office" means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to Clause 9(l) (Change in Agents). "Successor" means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuers as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9(n) (Change in Agents).

11/75893291_6 7 "Talons" mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System or any successor thereto. "Tax" shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same, but excluding taxes on net income, profits or gains) imposed or levied by or on behalf of any Tax Authority in the jurisdiction of the relevant Issuer and "Taxes" shall be construed accordingly. "Tax Authority" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, without limitation, Her Majesty's Revenue and Customs). "temporary Global Note" means a Global Note representing Bearer Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part 1 of Schedule 1 (Form of CGN Temporary Global Note) or Part 3 of Schedule 1 (Form of NGN Temporary Global Note), as the case may be. "Tranche" means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical. "Transfer Agents" means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices. "trust corporation" means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees. "VAT" means value added tax provided for in the VAT Legislation and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere. "VAT Legislation" means the Value Added Tax Act 1994. 1.2 Construction of Certain References References to: (a) the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers' interests in the Notes; (b) costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof; and (c) an action, remedy or method of judicial proceedings for the enforcement of creditors' rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto. 1.3 Headings Headings shall be ignored in construing this Trust Deed. 1.4 Offering Circular and Pricing Supplement

11/75893291_6 8 1.5 In this Trust Deed, all references to "Final Terms" shall be deemed to include references to "Pricing Supplement", and all references to "Prospectus" in this Agreement shall be deemed to include references to the "Offering Circular", unless the context requires otherwise. 1.6 Legislation Any reference in this Trust Deed to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted. 1.7 Contracts References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them. 1.8 Schedules The Schedules are part of this Trust Deed and have effect accordingly. 1.9 Alternative Clearing System References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuers, the Trustee and the Issuing and Paying Agent. In the case of NGNs or Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra- day credit operations. 1.10 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. 1.11 Final Terms In the event of any inconsistency between the Trust Deed and the Final Terms, the Final Terms shall prevail. 1.12 Regulated markets Any reference in this Trust Deed to a regulated market shall be construed as a reference to a regulated market within the meaning given in UK MiFIR. 1.13 Amendment and Restatement The Original Trust Deed shall be amended and restated on the terms of this Trust Deed. Except as provided below, any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust Deed or any Notes issued on or after the date of this Trust Deed so as to be consolidated and form a single series with Notes issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect.

11/75893291_6 9 2. ISSUE OF NOTES AND COVENANT TO PAY 2.1 Issue of Notes Each Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in an aggregate nominal amount of up to the Programme Limit in accordance with the Dealer Agreement. Before issuing any Tranche, the relevant Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by the relevant Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit. 2.2 Separate Series The Notes of each Series shall form a separate series of Notes and accordingly, unless the Trustee in its absolute discretion shall otherwise determine, the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedules the expressions "Noteholders", "Certificates", "Coupons", "Couponholders" and "Talons", together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Subclause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other. Each Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes (whether in bearer or registered form) having terms and conditions the same as the Notes of any Tranche (or the same in all respects save for the Issue Date, Interest Commencement Date (as defined in the Conditions) and Issue Price (as defined in the Conditions)) and so that the same shall be consolidated and form a single Series with the outstanding Notes of a particular Tranche. 2.3 Covenant to Pay Each relevant Issuer covenants with the Trustee that it, in relation to itself only, shall on any date when any Notes become due to be redeemed, in whole or in part, or any principal of the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and except in the case of Zero Coupon Notes) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Notes outstanding as set out in the Conditions (subject to Subclause 2.6 (Rate of interest After a Default)) provided that (1) subject to the provisions of Clause 2.5 (Payment after a Default) payment of any sum due in respect of the Notes or any of them made to the Issuing and Paying Agent, or as the case may be, the Registrar as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders (as the case may be) under the Conditions, (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 9(j) (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant

11/75893291_6 10 Noteholders or Couponholders (as the case may be) under the Conditions; and (3) in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or (if so provided for in the Conditions) interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made. This covenant shall only have effect each time Notes are issued and outstanding, when the Trustee shall hold the benefit of this covenant and the covenant in Clause 8 (Covenant to comply with the Trust Deed) on trust for the Noteholders and Couponholders of the relevant Series. 2.4 Discharge Subject to Subclause 2.5 (Payment after a Default), any payment to be made in respect of the Notes or the Coupons by the relevant Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Subclause 2.5 (Payment after a Default)) to that extent be a good discharge to the relevant Issuer or the Trustee, as the case may be (including, in the case of Notes represented by a NGN whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. 2.5 Payment after a Default At any time after an Event of Default has occurred in relation to a particular Series the Trustee may: (a) by notice in writing to the relevant Issuer, the Paying Agents and the other Agents, require the Paying Agents and the other Agents, or any of them until notified by the Trustee to the contrary, so far as permitted by Applicable Law: (i) to act thereafter until otherwise instructed by the Trustee as Agents of the Trustee under this Trust Deed and the Notes of such Series on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and expenses of the Paying Agents and the Transfer Agents shall be limited to the amounts for the time being held by the Trustee in respect of such Series on the terms of this Trust Deed and available for that purpose) and thereafter to hold all Notes, Certificates, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of Notes, Certificates, Coupons and Talons of such Series on behalf of or to the order of the Trustee; and/or (ii) to deliver all Notes, Certificates, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of the Notes, Certificates, Coupons and Talons of such Series to the Trustee or as the Trustee directs in such notice provided that, such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and (b) by notice in writing to the relevant Issuer require the relevant Issuer to make all subsequent payments in respect of the Notes, Coupons and Talons of such Series to or to the order of the Trustee and not to the Issuing and Paying Agent with effect from the

11/75893291_6 11 issue of any such notice to the relevant Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.3 (Covenant to Pay) above shall cease to have effect. 2.6 Rate of interest After a Default If the Notes bear interest at a floating or other variable rate and they become immediately due and repayable under the Conditions, the rate and/or amount of interest payable in respect of them shall continue to be calculated by the Calculation Agent at such interest as if they had not become due and repayable in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so due and repayable. 3. FORM OF THE NOTES 3.1 Global Notes (a) The Notes of each Tranche will initially be represented by a single temporary Global Note or a single permanent Global Note, as indicated in the applicable Final Terms. Each temporary Global Note shall be exchangeable, upon request as described therein, for either Definitive Notes together with, where applicable, Coupons (except in the case of Zero Coupon Notes) and, where applicable, Talons attached, or a permanent Global Note in each case in accordance with the provisions of such temporary Global Note. Each permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Coupons (except in the case of Zero Coupon Notes) and, where applicable, Talons attached, in accordance with the provisions of such permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or Common Safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement. (b) Each temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 1 (Form of CGN Temporary Global Note) or Part 3 of Schedule 1 (Form of NGN Temporary Global Note), as the case may be and may be a facsimile. Each temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the relevant Issuer has notified the Issuing and Paying Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Issuing and Paying Agent. Each temporary Global Note so executed, authenticated and (if applicable) effectuated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery. (c) Each permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 1 (Form of CGN Temporary Global Note) or Part 4 of Schedule 1 (Form of NGN Permanent Global Note), as the case may be and may be a facsimile. Each permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the relevant Issuer has notified the Issuing and Paying Agent that effectuation is to be

11/75893291_6 12 applicable, be effectuated by the Common Safekeeper acting on the instructions of the Issuing and Paying Agent. Each permanent Global Note so executed and authenticated and (if applicable) effectuated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery. 3.2 Global Certificates (a) The Registered Notes of each Tranche will initially be represented by a Global Certificate. Global Certificates shall be deposited with a common depositary for, and registered in the name of a nominee of such common depositary for, Euroclear and Clearstream, Luxembourg or a depositary for, and registered in the name of a nominee of a depositary for such additional or alternative clearing system approved by the Issuers, the Trustee and the Issuing and Paying Agent. (b) Each Global Certificate, and each interest represented by a Global Certificate, shall be exchangeable and transferable only in accordance with the provisions of such Global Certificate, the Dealer Agreement, the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg (as the case may be). (c) Each Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 5 of Schedule 1 (Form of Global Certificate) and may be a facsimile. Each Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated manually or electronically by or on behalf of the Registrar or such other agent as is appointed for such purpose. The Registrar shall also instruct the Common Safekeeper to effectuate the same. Each Global Certificate so executed, authenticated and effectuated shall be a binding and valid obligation of the relevant Issuer. 3.3 The Definitive Notes The Definitive Notes, Coupons and Talons shall be security printed and the Certificates shall be printed, in each case in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2 (Form of Definitive Bearer Note). The Notes and Certificates (other than Global Certificates) shall be endorsed with the Conditions. 3.4 Signature The Notes, Certificates, Coupons and Talons shall be signed manually, electronically or in facsimile by a duly authorised signatory of the relevant Issuer, the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent and the Certificates shall be authenticated by or on behalf of the Registrar or such other agent as is appointed for such purpose. The relevant Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised signatory even if at the time of issue of any Notes, Certificates, Coupons or Talons he is no longer so authorised. In the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Notes, Certificates, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be or, in the case of Certificates, represent binding and valid obligations of the relevant Issuer. 3.5 Entitlement to treat holder as owner The relevant Issuer, the Trustee and any Agent may deem and treat the holder of any Bearer Note or Certificate as the absolute owner of such Bearer Note or Certificate, free of any equity, set-off or counterclaim on the part of the relevant Issuer against the original or any intermediate

11/75893291_6 13 holder of such Bearer Note or Certificate (whether or not such Bearer Note or the Registered Note represented by such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note or Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by Applicable Law, the relevant Issuer, the Trustee and the Issuing and Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes. 4. STAMP DUTIES AND TAXES 4.1 Stamp Duties Each relevant Issuer (in respect of itself only) shall pay any stamp, issue, regulatory, documentary or other similar taxes and duties, including interest and penalties, payable in the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Certificates, Coupons and Talons and the execution or delivery of this Trust Deed. Each relevant Issuer (on a several (and not joint) basis) shall also pay to the Trustee, the Noteholders or the Couponholders (as applicable), an amount equal to any stamp, issue, documentary or other similar taxes paid by them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the relevant Issuer's obligations under this Trust Deed or the Notes, Certificates, Coupons or Talons. 4.2 Change of Taxing Jurisdiction If an Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the relevant Issuer shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the relevant Issuer has become so subject. In such event this Trust Deed and the Notes, Certificates, Coupons and Talons shall be read accordingly. 5. APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE 5.1 Declaration of Trust All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the relevant Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)): (a) first, in payment of all costs, charges, expenses and Liabilities incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed; (b) secondly, in payment of any amounts owing in respect of the Notes or Coupons pari passu and rateably (and where interest and principal is due and payable in respect of the Notes it shall be applied pari passu between each Series unless in respect of a specific Series only); and (c) thirdly, in payment of any balance to the relevant Issuer for itself.

11/75893291_6 14 If the Trustee holds any moneys in respect of Notes or Coupons that have become void or in respect of which claims have become prescribed, the Trustee shall hold them on these trusts. 5.2 Accumulation The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Subclause 5.1 (Declaration of Trust). For the avoidance of doubt, the Trustee shall in no circumstances have any discretion to invest any moneys referred to in this Subclause 5.2 (Accumulation) in any investments or other assets. 5.3 Investment Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and, for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. 6. ENFORCEMENT AND PUT EVENT 6.1 Proceedings brought by the Trustee At any time after the occurrence of an Event of Default which is continuing, and, in the case of the proviso to Condition 10 (Event of Default), where the Trustee has certified (where applicable) (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Trustee may at its discretion and without further notice take such proceedings as it may think fit against the relevant Issuer to enforce the terms of the Trust Deed, the Notes and the Coupons. 6.2 Proof of default Should the Trustee take legal proceedings against the relevant Issuer to enforce any of the provisions of this Trust Deed: (a) proof therein that as regards any specified Note the relevant Issuer has made default in paying any principal, premium or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Notes which are then due and repayable; and (b) proof therein that as regards any specified Coupon the relevant Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Coupons which are then due and payable. 6.3 Put Event

11/75893291_6 15 At any time upon the Trustee becoming aware that a Put Event has occurred, the Trustee may, and if so requested by the holders of at least 25 per cent. in nominal amount of the Notes then outstanding shall, give notice to the Noteholders in accordance with Condition 15 (Notices) specifying the nature of the Put Event and the procedure for exercising the Restructuring Put Option. 7. PROCEEDINGS 7.1 Action taken by Trustee The Trustee shall not be bound to take any such proceedings as are mentioned in Clause 6.1 (Proceedings brought by the Trustee) unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least 25 per cent. in nominal amount of the Notes of the relevant Series then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing. 7.2 Trustee only to enforce Only the Trustee may enforce the provisions of this Trust Deed. No holder shall be entitled to proceed directly against the relevant Issuer to enforce the performance of any of the provisions of this Trust Deed unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure shall be continuing. 8. COVENANT TO COMPLY WITH THE TRUST DEED 8.1 Covenant to comply with the Trust Deed The relevant Issuer covenants with the Trustee to comply with those provisions of this Trust Deed, the Conditions and the other Programme documents which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the relevant Issuer, the Noteholders, the Couponholders and all persons claiming through or under them respectively. 8.2 Trustee may enforce Conditions The Trustee shall itself be entitled to enforce the obligations of the relevant Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. 9. COVENANTS So long as any Note is outstanding, each Issuer severally (and not jointly) covenants with the Trustee that it shall: (a) Books of Account: at all times keep such books of account as may be necessary to comply with all Applicable Law and so as to enable the financial statements of the relevant Issuer to be prepared and allow the Trustee and anyone appointed by it, access to its books of account at all reasonable times during normal business hours and to discuss the same with responsible officers of the relevant Issuer; (b) Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default and without waiting for the Trustee to take any further action;

11/75893291_6 16 (c) Information: So long as any of the Notes remains outstanding, and so far as permitted by applicable law, the relevant Issuer covenants with the Trustee that it shall give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the relevant Issuer of all such certificates called for by the Trustee pursuant to Clause 11.4 (Certificate Signed by directors)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or any other Programme document or by operation of law; (d) Requests by the Trustee: So long as any of the Notes remains outstanding, the relevant Issuer covenants with the Trustee that it shall, within ten Business Days (as defined in the Conditions) of a written request by the Trustee, supply to the Trustee such forms, documents and other information relating to it, its operations or the Notes which the Trustee may reasonably request for the purposes of the Trustee's compliance with Applicable Law, and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of such information is (or becomes) inaccurate in any material respect; provided, however, the relevant Issuer shall not be required to provide any such forms, documents or other information pursuant to this Clause to the extent that (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the relevant Issuer and cannot be obtained by the relevant Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the relevant Issuer constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality; (e) Financial Statements etc: send to the Trustee and the Issuing and Paying Agent at the time of their issue, and, in the case of annual financial statements in any event within 180 days of the end of each financial year, electronic copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to its members or creditors (or any class of them) or any holding company thereof generally in their capacity as such and procure that the same are made available for inspection by Noteholders and Couponholders at the specified offices of the Paying Agents as soon as practicable thereafter; (f) Certificate of Directors: send to the Trustee promptly following (i) publication of its annual audited financial statements being made available to its members, and in any event not later than 180 days after the end of its financial year and (ii) any request by the Trustee, a certificate signed by any two of its directors certifying that, having made all reasonable enquiries, to the best of the knowledge, information and belief as at a date not more than five days before the date of the certificate (the "Certification Date") the relevant Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certification Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Restructuring Event or (if such is not the case) specifying the same; (g) Certificate of Notes Held: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer signed by any two of its directors setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of that relevant Issuer or any Subsidiary; (h) Notices to Noteholders: send to the Trustee not less than five Business Days prior to the date of publication, for the Trustee's approval the form of each notice to be given to Noteholders in accordance with the Conditions and not publish such notice without such approval and, once given, two copies of each such notice (such approval, unless

11/75893291_6 17 so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA); (i) Further Acts: so far as permitted by Applicable Law, do such further things and execute all such further documents as may be necessary in the opinion of the Trustee to give effect to this Trust Deed; (j) Notice of Late Payment: forthwith give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment; (k) Listing and Trading: if the Notes are so listed and traded, use reasonable endeavours to maintain the listing and trading of the Notes on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing or trading is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange and the admission to trading of the Notes on another market, in each case approved in writing by the Trustee; (l) Change in Agents: give at least 14 days' prior notice to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee's written approval; (m) Provision of Legal Opinions: procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee: (i) from Herbert Smith Freehills LLP as to the laws of England on the date of any update of the Programme and on the date of any amendment to this Trust Deed; (ii) from legal advisers reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee on the date of any update of the Programme and on the issue date for the Notes in the event of a proposed issue of Notes of such a nature and having such features as might lead the Trustee to conclude (acting reasonably (and only in circumstances where, in the reasonable opinion of the Trustee, a legal opinion has not previously been issued in respect of Notes having such features and/or a relevant material change in law has occurred)) that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Trustee considers it prudent (acting reasonably) in view of a change (or proposed change) in (or in the interpretation or application of) any Applicable Law, regulation or circumstance affecting it, the Trustee, the Notes, the Certificates, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and (iii) on each occasion on which a legal opinion is given to any Dealer in relation to any Notes pursuant to the Dealer Agreement from the legal adviser giving such opinion; (n) Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

11/75893291_6 18 (o) Tax or optional redemption: if the relevant Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 5.6, 6.2 and 6.5 the relevant Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee reasonably requires in order to satisfy itself of the matters referred to in such Condition; (p) Change of taxing jurisdiction: if the relevant Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to relevant Issuer's taxing jurisdiction, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to relevant Issuer's taxing jurisdiction of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the relevant Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 8 so that such Condition shall make reference to that other or additional territory; (q) Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Issuing and Paying Agent) a list of the Authorised Signatories of the relevant Issuer, together with certified specimen signatures of the same; (r) Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder (save that, for the avoidance of doubt, this shall not apply to any payments of interest or principal in respect of the Notes or the Coupons, any additional amounts to be paid in respect of such sums to be instead determined in accordance with Condition 8); (s) Obligations of Agents: enforce its rights as against the Agents and the Registrar under the Agency Agreement and notify the Trustee immediately upon it becoming aware of any material breach or failure by an Agent in relation to the Notes or Coupons; (t) Notice of Put Event: notify the Trustee in writing immediately on becoming aware of the occurrence of any Put Event; and (u) Cancellation of Notes: procure the delivery of a certificate of cancellation to the Trustee detailing all Notes redeemed, converted or purchased by the relevant Issuer upon which the Trustee can rely as conclusive evidence of repayment or discharge of the relevant Notes. 10. REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE 10.1 Normal Remuneration So long as any Note is outstanding each relevant Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as the Trustee and the relevant Issuer may agree in writing. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note or Coupon is improperly withheld or refused, such remuneration shall again

11/75893291_6 19 accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made. 10.2 Extra Remuneration If an Event of Default (or an event has occurred which has led the Trustee, acting reasonably, to take steps to determine whether an Event of Default has occurred) shall have occurred in relation to a relevant Issuer, such relevant Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by such relevant Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, such relevant Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Subclause (or as to such sums referred to in Subclause 10.1 (Normal Remuneration)), as determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by that relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution's fee shall be borne by such relevant Issuer. The determination of such financial institution or person shall be conclusive and binding on the relevant Issuer, the Trustee, the Noteholders and the Couponholders. 10.3 Expenses Each relevant Issuer shall (on a several (and not joint) basis only) pay or discharge all costs, charges, Liabilities and expenses properly incurred by the Trustee and (if applicable) any receiver in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed and the other Programme documents including, but not limited to, legal and travelling expenses and any stamp, issue, registration, documentary or other taxes or duties paid by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing or resolving any doubt concerning this Trust Deed, the Notes, the Coupons, the Talons or any other Programme document. Such costs, charges, Liabilities and expenses shall: (a) in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of 2 per cent. per annum over the base rate of the Bank of England on the date on which the Trustee made such payments and (b) in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date. 10.4 Value Added Tax The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration (including extra remuneration and expenses) under this Trust Deed. 10.5 Indemnity Without prejudice to the right of indemnity given by law to trustees, the relevant Issuer will indemnify the Trustee and every receiver, attorney, manager, agent or other person appointed by the Trustee hereunder and keep it or him indemnified against all liabilities and expenses (including any VAT payable) to which it or he may become subject or which may be incurred by it or him in the negotiation and preparation of this Trust Deed and the other Programme documents and the execution or purported execution or exercise of any of its or his trusts, duties,

11/75893291_6 20 rights, powers, authorities and discretions under this Trust Deed or any other Programme document or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or any other Programme document or any such appointment (including, without limitation, liabilities incurred in disputing or defending any of the foregoing). 10.6 Continuing Effect Unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this Clause 10 shall continue in full force and effect notwithstanding such discharge and whether or not the Trustee is then the trustee of this Trust Deed. 11. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 11.1 Advice The Trustee may act on the advice, opinion or report of or any information obtained from any lawyer, valuer, accountant (including the auditors), surveyor, banker, broker, auctioneer, or other expert (whether obtained by the relevant Issuer, the Trustee or otherwise, whether or not addressed to the Trustee, and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information). The Trustee will not be responsible to anyone for any liability occasioned by so acting. Any such advice, opinion or information may be sent or obtained by letter, telex, fax or electronic communication and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by such means even if it contains an error or is not authentic. 11.2 Trustee to Assume Performance The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if a Restructuring Event or an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the relevant Issuer is performing all its obligations under this Trust Deed, the Notes, the Coupons and the Talons. 11.3 Resolutions of Noteholders The Trustee shall not be responsible for having acted on a resolution purporting to be a Written Resolution or to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or a direction of a specified percentage of Noteholders even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that the resolution was not valid or binding on the Noteholders or Couponholders. 11.4 Certificate Signed by directors If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the relevant Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any Liability occasioned by acting on such a certificate.

11/75893291_6 21 11.5 Certificate of Auditors A certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the relevant Issuer, the Trustee, the Noteholders and the Couponholders; 11.6 Delivery of Certificate The Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the relevant Issuer, any Noteholder, or any other person as a result of the delivery by the Trustee to the relevant Issuer of a certificate as to material prejudice pursuant to Condition 10 (Events of Default) on the basis of an opinion formed by it in good faith. 11.7 Deposit of Documents The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer. 11.8 Discretion The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non- exercise. 11.9 Trustee's consent Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require. 11.10 Agents Whenever it considers it expedient in the interests of the Noteholders, the Trustee (using due skill, care and attention) may, in the conduct of its trust business, instead of acting personally, employ on any terms and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person. 11.11 Delegation Whenever it considers it expedient in the interests of the Noteholders, the Trustee (using due skill, care and attention) may delegate to any person on any terms (including power to sub- delegate) all or any of its functions and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person.

11/75893291_6 22 11.12 Nominees In relation to any asset held by it under this Trust Deed, the Trustee (using due skill, care and attention) may appoint any person to act as its nominee on any terms and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person. 11.13 Forged Notes The Trustee shall not be liable to any of the Issuers or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Certificate, Coupon or Talon purporting to be such and later found to be forged or not authentic. 11.14 Confidentiality Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Trustee by the relevant Issuer. 11.15 Determinations Conclusive As between itself and the Noteholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders. 11.16 Currency Conversion Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the relevant Issuer, the Noteholders and the Couponholders. 11.17 Events of Default etc. The Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default has happened and that the relevant Issuer is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable. Without prejudice to the foregoing, the Trustee may determine whether or not an Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the relevant Issuer, the Noteholders and the Couponholders. 11.18 Payment for and Delivery of Notes The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

11/75893291_6 23 11.19 Notes Held by the relevant Issuer etc. In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9(g) (Certificate of Notes Held)) that no Notes are for the time being held by or on behalf of the relevant Issuer or its Subsidiaries. 11.20 Legal Opinions The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion. 11.21 Programme Limit The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit. 11.22 Responsibility for agents etc. The Trustee will not have any obligation to supervise any custodian, agent, delegate or nominee appointed under this clause (an "Appointee") or be responsible for any Liability incurred by reason of the Appointee's misconduct or default or the misconduct or default of any substitute appointed by the Appointee. 11.23 Reliance on certification of clearing system The Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such certificate or other document purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic. 11.24 Noteholders as a class Whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. 11.25 Trustee not responsible for investigations The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof.

11/75893291_6 24 11.26 No obligation to monitor The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations. 11.27 Entry on the Register The Trustee shall not be liable to the relevant Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct. 11.28 Interests of accountholders or participants So long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof. 11.29 Trustee not Responsible The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain or maintain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder. 11.30 Freedom to Refrain Notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. 11.31 Right to Deduct or Withhold Notwithstanding anything contained in this Trust Deed, to the extent required by any Applicable Law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or will become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge

11/75893291_6 25 any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed. 11.32 Error of judgment The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters. 11.33 Professional charges Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person. 11.34 Expenditure by the Trustee Nothing contained in this Trust Deed or any other Programme document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, or prefunding against, such risk or liability is not reasonably assured to it. 11.35 Regulatory Position Notwithstanding anything in the Trust Deed or any other Programme document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so. The Trustee shall have the discretion at any time: (a) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and (b) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so. Nothing in this Trust Deed shall require the Trustee to assume an obligation of the relevant Issuers arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority). 11.36 Not Bound to Act In relation to any discretion to be exercised or action to be taken by the Trustee under any Programme document, the Trustee may, at its discretion and without further notice or shall, if it has been so directed by an extraordinary resolution of the Noteholders of any Series or so requested in writing by the holders of at least 25 per cent. in principal amount of Notes of any Series, exercise such discretion or take such action, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that

11/75893291_6 26 the Trustee shall not be held liable for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual noteholders. 11.37 Personal Data Notwithstanding the other provisions of the Programme documents, the Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the relevant Issuer and/or other parties, so that the Trustee can carry out its obligations to the relevant Issuer and the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance and the marketing by the Trustee or members of the Trustee's corporate group of other services. The Trustee will keep the personal data up to date. The Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Trustee's behalf. Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Trustee's corporate group, their staff and any third parties are subject, and will only be used in accordance with the Trustee's instructions. 12. TRUSTEE LIABLE FOR NEGLIGENCE Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary the Programme documents, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to the Programme documents, save in connection with its own gross negligence, wilful default or fraud. Any liability of the Trustee arising under the Programme documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Programme documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages. This clause shall not apply in the event that a court with jurisdiction determines that the Trustee has acted fraudulently or to the extent the limitation of such liability would be precluded by virtue of Sections 750 and 751 of the Companies Act 2006. 13. WAIVER The Trustee may, without the consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the relevant Issuer of this Trust Deed or the Conditions or the Notes or Coupons or determine that an Event of Default shall not be treated as such for the purposes of this Trust Deed provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made

11/75893291_6 27 pursuant to Condition 10 (Events of Default). No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires the relevant Issuer shall cause such waiver, authorisation or determination to be notified to the Noteholders as soon as practicable in accordance with the Conditions. 14. FREEDOM TO ACT None of the Trustee or its directors and officers should be precluded from entering into transactions in the ordinary course of business with any of the other parties or be accountable for the same (including any profit therefrom) to Noteholders or any person. 15. MODIFICATION AND SUBSTITUTION 15.1 Modification The Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed or the Conditions or the Notes or Coupons which is, in its opinion, of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed or the Conditions or the Notes or Coupons that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 7 (Provisions for Meetings of Noteholders). In addition, the Trustee shall be obliged to concur with the relevant Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4.10.4 without the consent or approval of the Noteholders or Couponholders, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities, such Benchmark Amendment would be inoperable, or reduce or amend the rights and/or the protective provisions afforded to it in the Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions. For the avoidance of doubt, with respect to any issuance of Notes in Canadian dollars and cleared through CDS Clearing & Depositary Services Inc. ("CDS"), the Trustee is entitled to enter into a supplemental agency agreement to appoint additional and/or replacement agents as may be required in connection with the issuance of such Notes and shall have no duty or liability to any person for negotiating or agreeing the terms of such supplemental agency agreement. 15.2 Substitution (a) The Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of any other company (the "Substituted Obligor") in place of the relevant Issuer (or of any previous substitute under this Subclause) as the principal debtor under this Trust Deed, the Notes, the Coupons and the Talons provided that: (i) a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Notes, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate, including any necessary change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the relevant Issuer or any previous substitute under this Subclause;

11/75893291_6 28 (ii) the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the relevant Issuer (or such previous substitute as aforesaid) and (ii) such approvals and consents are at the time of substitution in full force and effect; (iii) the Trustee may request legal opinions in a form and manner acceptable to it in relation to the Substituted Obligor: (iv) without prejudice to the rights of reliance of the Trustee under Subclause 15.2(b) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders; (v) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the "Substituted Territory") other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the "Issuer's Territory"), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 8 (Taxation) with the substitution for the references in that Condition to the relevant Issuer's Territory of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be read accordingly; (vi) if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor's financial condition, profits or prospects or compare them with those of the relevant Issuer or any previous substitute under this Subclause; and (vii) the relevant Issuer, and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders. (b) Release of Substituted Issuer An agreement by the Trustee pursuant to this Clause 15.2 shall, if so expressed, release the relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Notes, the Coupons and the Talons. Notice of the substitution shall be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements. (c) Completion of Substitution On completion of the formalities set out in this Clause 15.2, the Substituted Obligor shall be deemed to be named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution. 16. APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE 16.1 Appointment

11/75893291_6 29 Subject as provided in Clause 16.2 (Retirement and Removal), each relevant Issuer has the power of appointing new trustees but no-one may be so appointed in relation to a Series of Notes unless previously approved by an Extraordinary Resolution of the Noteholders of such Series of Notes. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by the relevant Issuer to the Agents and to the Noteholders as soon as practicable. 16.2 Retirement and Removal Any Trustee may retire at any time on giving at least three calendar months' written notice to the Issuers without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders of any Series may by Extraordinary Resolution remove any Trustee in relation to such Series provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the relevant Issuer shall use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so within 30 days of the expiry of such three month notice period, the Trustee shall have the power to appoint a new Trustee. 16.3 Co-Trustees The Trustee may, despite Subclause 16.1 (Appointment), by written notice to the relevant Issuer (with a copy to Moody's and S&P) appoint anyone to act as an additional Trustee jointly with the Trustee: (a) if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders; or (b) to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or (c) to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction. Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to each relevant Issuer and that person remove that person. At the Trustee's request, each relevant Issuer shall forthwith do all things as may be required to perfect such appointment or removal and each relevant Issuer irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. 16.4 Competence of a Majority of Trustees If there are more than two Trustees the majority of them shall be competent to perform the Trustee's functions provided the majority includes a trust corporation. 16.5 Merger Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties thereto.

11/75893291_6 30 17. NOTES HELD IN CLEARING SYSTEMS AND COUPONHOLDERS 17.1 Notes Held in Clearing Systems So long as any Global Note is, or any Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof. 17.2 Couponholders No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee shall assume that the holder of each Note is the holder of all Coupons and Talons relating to it. 18. CURRENCY INDEMNITY 18.1 Currency of Account and Payment The Contractual Currency is the sole currency of account and payment for all sums payable by the relevant Issuer under or in connection with this Trust Deed, the Notes and the Coupons, including damages. 18.2 Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the relevant Issuer or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer shall only discharge the relevant Issuer to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 18.3 Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, each relevant Issuer (on a several (and not joint) basis only) shall indemnify it against any Liabilities sustained by it as a result. In any event, each relevant Issuer (on a several (and not joint) basis only) shall indemnify the recipient against the cost of making any such purchase. 18.4 Indemnity Separate The indemnities in this Clause 18 (Currency Indemnity) and in Subclause 10.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any other judgment or order. Any such Liability as referred to in Subclause 18.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders

11/75893291_6 31 and no proof or evidence of any actual Liability shall be required by the relevant Issuer or its liquidator(s). 19. COMMUNICATIONS 19.1 Method Each communication under this Trust Deed shall be made in English by fax, electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number, postal address or electronic address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial fax number, postal address, electronic address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum. 19.2 Deemed Receipt Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence. 19.3 No Notice to Couponholders Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 15 (Notices). 20. SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT Notwithstanding any other provision of this Trust Deed (or any other document entered into in connection with the issue of the Notes), the obligations of each Issuer are several and if a misrepresentation, breach, default or event of default (or anything analogous thereto) (a "Default") occurs as a result of any act or omission or state of affairs which, in each case, relates only to an Issuer, such Default shall be deemed not to have occurred in relation to the other Issuers (the "Other Issuers") and, accordingly, no liability, right, action, remedy, demand, claim, acceleration of any liability or other enforcement or remedied action may be taken against the Other Issuers. 21. FURTHER PROVISIONS 21.1 Partial Invalidity If, at any time, any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

11/75893291_6 32 21.2 Counterparts This Trust Deed may be executed manually, electronically or by facsimile in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Trust Deed. 22. GOVERNING LAW AND JURISDICTION 22.1 Governing Law This Trust Deed, the Notes and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with English law. 22.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Notes, the Coupons or the Talons (including any non- contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Notes, the Coupons or the Talons ("Proceedings") may be brought in such courts. The Issuers irrevocably submit to the jurisdiction of such courts and waive any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Trustee, the Noteholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). 22.3 Service of process Each Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to such Issuer at 1-3 Strand, London WC2N 5EH (for the attention of Group Treasurer), or to such other person with an address in England or Wales and/or at such other address in England or Wales as such Issuer may specify by notice in writing to the Trustee and the Noteholders. Nothing in this paragraph shall affect the right of the Trustee or any of the Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

11/75893291_6 33 SCHEDULE 1 FORM OF GLOBAL NOTES PART 1 FORM OF CGN TEMPORARY GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME TEMPORARY GLOBAL NOTE Temporary Global Note No. [•] This temporary Global Note is issued in respect of the Notes (the "Notes") of the Tranche and Series specified in Part A of the Second Schedule hereto of [ISSUER] (the "Issuer"). Interpretation and Definitions References in this temporary Global Note to the "Conditions" are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the "Trust Deed") dated 24 August 2022 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either "C Rules" or "not applicable", this temporary Global Note is a "C Rules Note", otherwise this temporary Global Note is a "D Rules Note". Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, for Definitive Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation

11/75893291_6 34 provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the "Exchange Date"), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. "Certification" means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto. On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed. Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes or cancelled, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a

11/75893291_6 35 permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this temporary Global Note, the words "in the relevant place of presentation" shall not apply in the definition of business day in Condition 7.7 (Non- Business Days). Cancellation Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Notices Notwithstanding Condition 15 (Notices), notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

11/75893291_6 36 IN WITNESS whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This temporary Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

11/75893291_6 37 The First Schedule Nominal amount of Notes represented by this temporary Global Note The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note or for Definitive Notes and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below: Date Amount of decrease in nominal amount of this temporary Global Note Reason for decrease in nominal amount of this temporary Global Note (exchange, cancellation or forfeiture) Nominal amount of this temporary Global Note on issue or following such decrease Notation made by or on behalf of the Issuing and Paying Agent Issue Date not applicable not applicable

11/75893291_6 38 The Second Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Second Schedule]

11/75893291_6 39 PART 2 FORM OF CGN PERMANENT GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME PERMANENT GLOBAL NOTE Permanent Global Note No. [•] This permanent Global Note is issued in respect of the Notes (the "Notes") of the Tranche(s) and Series specified in Part A of the Third Schedule hereto of [ISSUER] (the "Issuer"). Interpretation and Definitions References in this permanent Global Note to the "Conditions" are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the "Trust Deed") dated 24 August 2022 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total

11/75893291_6 40 aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an "Alternative Clearing System") and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. "Exchange Date" means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or cancelled, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Note, the words "in the relevant place of presentation" shall not apply in the definition of business day in Condition 7.7 (Non- Business Days).

11/75893291_6 41 Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall be treated as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Purchase Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest thereon. Issuer's Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. Noteholders' Options Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto. Notices Notwithstanding Condition 15 (Notices), notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions.

11/75893291_6 42 Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions; (b) the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Note; and (c) payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note. No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

11/75893291_6 43 IN WITNESS whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This permanent Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

11/75893291_6 44 The First Schedule Nominal amount of Notes represented by this permanent Global Note The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column: Date Amount of increase/decrease in nominal amount of this permanent Global Note Reason for increase/decreas e in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made) Nominal amount of this permanent Global Note following such increase/decrease Notation made by or on behalf of the Issuing and Paying Agent

11/75893291_6 45 The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this permanent Global Note have been made: Due date of payment Date of payment Amount of interest Notation made by or on behalf of the Issuing and Paying Agent

11/75893291_6 46 The Third Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Third Schedule.]

11/75893291_6 47 The Fourth Schedule Exercise of Noteholders' Option The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note: Date of exercise Nominal amount of this permanent Global Note in respect of which exercise is made Date of which exercise of such option is effective Notation made by or on behalf of the Issuing and Paying Agent

11/75893291_6 48 PART 3 FORM OF NGN TEMPORARY GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME TEMPORARY GLOBAL NOTE Temporary Global Note No. [•] This temporary Global Note is issued in respect of the Notes (the "Notes") of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the "Issuer"). Interpretation and Definitions References in this temporary Global Note to the "Conditions" are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the "Trust Deed") dated 24 August 2022 between the Issuer, and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either "C Rules" or "not applicable", this temporary Global Note is a "C Rules Note", otherwise this temporary Global Note is a "D Rules Note". Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the "relevant Clearing Systems"), which shall be completed and/or amended, as the case may be, upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below. The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers' interests in the Notes, but excluding any interest in any Notes of one Clearing System sharing the records of another Clearing System) shall be conclusive evidence of the nominal amount of the Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the

11/75893291_6 49 amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the "Exchange Date"), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or, if so specified in Part A of the Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. "Certification" means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. On any exchange of a part of this temporary Global Note for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by an amount equal to such portion so exchanged. Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes or cancelled, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note

11/75893291_6 50 (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Note represented by this temporary Global Note the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. If any other payments are made in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems. For the purposes of any payments made in respect of this temporary Global Note, the words "in the relevant place of presentation" shall not apply in the definition of "business day" in Condition 7.7 (Non- Business Days). Cancellation On cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Note recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Notices Notwithstanding Condition 15 (Notices), notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other permitted clearing system) to Euroclear, Clearstream, Luxembourg or such other permitted clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

11/75893291_6 51 This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

11/75893291_6 52 IN WITNESS whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This temporary Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. Effectuation This temporary Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

11/75893291_6 53 Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Schedule]

11/75893291_6 54 PART 4 FORM OF NGN PERMANENT GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME PERMANENT GLOBAL NOTE Permanent Global Note No. [•] This permanent Global Note is issued in respect of the Notes (the "Notes") of the Tranche(s) and Series specified in Part A of the Schedule hereto of [ISSUER] (the "Issuer"). Interpretation and Definitions References in this permanent Global Note to the "Conditions" are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the "Trust Deed") dated 24 August 2022 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the "relevant Clearing Systems"), which shall be completed and/or amended as the case may be upon (i) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below. The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers' interests in the Notes, but excluding any interest in any Notes of one Clearing System sharing the records of another Clearing System) shall be conclusive evidence of the nominal amount of the Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

11/75893291_6 55 Promise to Pay Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other permitted clearing system (an "Alternative Clearing System") and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. "Exchange Date" means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, that has not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note, the Issuer shall procure that is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or cancelled, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and

11/75893291_6 56 Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. For the purposes of any payments made in respect of this permanent Global Note, the words "in the relevant place of presentation" shall not apply in the definition of business day in Condition 7.7 (Non- Business Days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall be treated as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation On cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Purchase Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest thereon. Issuer's Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Issuing and Paying Agent, the Noteholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced accordingly.

11/75893291_6 57 Noteholders' Options Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. Notices Notwithstanding Condition 15 (Notices), notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions. Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions; (b) the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Note; and (c) payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note. No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

11/75893291_6 58 IN WITNESS whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This permanent Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. Effectuation This permanent Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

11/75893291_6 59 Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Schedule.]

11/75893291_6 60 PART 5 FORM OF GLOBAL CERTIFICATE [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.] THIS SECURITY HAS NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS, OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND THE TRUST DEED AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART. [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME GLOBAL CERTIFICATE Global Certificate No. [•] [This Global Certificate is issued in respect of the nominal amount specified above of the Notes (the "Notes") of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the "Issuer")] 1 . This Global Certificate certifies that [the person whose name is entered in the Register][CDS & CO. as nominee of CDS] (the "Registered Holder") is registered as the holder of an issue of Notes of the nominal amount, specified currency and specified denomination set out [in Part A of the Schedule hereto][above]. 1 For Notes held in CDS, insert the title of the Notes, CUSIP, Issue Date and ISIN on the face of the Global Certificate.

11/75893291_6 61 Interpretation and Definitions References in this Global Certificate to the "Conditions" are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the "Trust Deed") dated 24 August 2022 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed. Promise to Pay The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Global Certificate) surrender of this Global Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January. For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate. Transfer of Notes represented by permanent Global Certificates If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2.2 (Transfer of Registered Notes) may only be made in part: (a) [if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (other than CDS) (an "Alternative Clearing System") and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so]2 (b) [if the Notes represented by this Global Certificate are held on behalf of CDS and (i) CDS has notified the Issuer that it is unwilling or unable to continue to act as a depository for the Instruments and a successor depository is not appointed by the Issuer within 90 working days after receiving such notice; or (ii) CDS ceases to be a recognised clearing agency under applicable Canadian or provincial securities legislation and no successor clearing system 2 Use this alternative for note settling in Euroclear/Clearstream or an alternate clearing system other than CDS.

11/75893291_6 62 satisfactory to the Trustee is available within 90 working days after the Issuer becoming aware that CDS is no longer so recognised]3 or (c) with the consent of the Issuer provided that, in the case of the first transfer of part of a holding pursuant to (a) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days' notice at its specified office of such holder's intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System. Issuer's Options In connection with an exercise of the option contained in Condition 6.5 (Redemption at the Option of the Issuer and Exercise of Issuer's Options) in relation to some only of the Notes, the Notes represented by this Global Certificate may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions. Noteholders' Options Any option of the Noteholders provided for in the Conditions may be exercised by the Noteholder giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent, as set out in the Conditions, substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Certificate shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. Notices Notwithstanding Condition 15 (Notices), so long as this Global Certificate is held on behalf of Euroclear, Clearstream, Luxembourg, CDS or any other clearing system (an "Alternative Clearing System"), notices to Holders of Notes represented by this Global Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg, CDS or (as the case may be) such Alternative Clearing System. Determination of Entitlement This Global Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Noteholder is entitled to payment in respect of this Global Certificate. Meetings For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall be treated as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes. 3 Use this alternative for Notes settling in the Canadian clearing system, CDS.

11/75893291_6 63 This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of Registered Notes held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by English law. IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf. Dated as of the Issue Date. [ISSUER]4 By: CERTIFICATE OF AUTHENTICATION This Global Certificate is authenticated by or on behalf of the Registrar. [HSBC BANK PLC][name of Canadian agent] as Registrar By: Authorised Signatory For the purposes of authentication only. [Effectuation This Global Certificate is effectuated by or on behalf of the Common Safekeeper [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation of Registered Notes held through the NSS only]5 4 CDS requires and original "wet ink" signature. Master notes cannot be used 5 Delete for Notes held in CDS

11/75893291_6 64 Form of Transfer For value received the undersigned transfers to ………………………………………. ………………………………………. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [•] nominal amount of the Notes represented by this Global Certificate, and all rights under them. Dated ………………………………………. Signed ……………………………………. Certifying Signature Notes: (a) The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. (b) A representative of the Noteholder should state the capacity in which he signs e.g. executor.

11/75893291_6 65 Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Certificate as the Schedule.]

11/75893291_6 66 SCHEDULE 2 FORM OF DEFINITIVE BEARER NOTE On the front: [Denomination] [lSIN] [Series] [Certif. No.] [Currency and denomination] [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] This Note forms one of the series of Notes referred to above (the "Notes") of [ISSUER] (the "Issuer") designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the "Conditions") endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note. The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

11/75893291_6 67 IN WITNESS whereof the Issuer has caused this Note to be signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

11/75893291_6 68 On the back: Terms and Conditions of the Notes [The Terms and Conditions that are set out in Schedule 4 (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant [Final Terms/Pricing Supplement] shall be set out here.] ISSUING AND PAYING AGENT [ISSUING AND PAYING AGENT] PAYING AGENT[S] • • • • • •

11/75893291_6 69 SCHEDULE 3 FORM OF CERTIFICATE On the front: [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] This Certificate certifies that [•] of [•] (the "Registered Holder") is, as at the date hereof, registered as the holder of [nominal amount] of Notes of the series of Notes referred to above (the "Notes") of [ISSUER] (the "Issuer"), designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the "Conditions") endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate. The Issuer, for value received, promises to pay to the holder of the Note(s) represented by this Certificate upon presentation and (when no further payment is due in respect of the Note(s) represented by this Certificate) surrender of this Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and (unless the Note(s) represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate. This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

11/75893291_6 70 IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This Certificate is authenticated by or on behalf of the Registrar. HSBC BANK PLC as Registrar By: Authorised Signatory For the purposes of authentication only.

11/75893291_6 71 On the back: Terms and Conditions of the Notes [The Terms and Conditions that are set out in Schedule 4 (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant [Final Terms/Pricing Supplement] shall be set out here.]

11/75893291_6 72 Form of Transfer For value received the undersigned transfers to ………………………………………. ………………………………………. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [•] nominal amount of the Notes represented by this Certificate, and all rights under them. Dated ………………………………………. Signed ………………………………………. Certifying Signature Notes: (a) The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. (b) A representative of the Noteholder should state the capacity in which he signs. Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed dated 24 August 2022 between the Issuer and the Trustee, [OTHER]. [TO BE COMPLETED BY TRANSFEREE: [INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]] ISSUING AND PAYING AGENT, TRANSFER AGENT [AND REGISTRAR] [ISSUING AND PAYING AGENT] [•] PAYING AGENT[S] AND TRANSFER AGENT[S] [•]

11/75893291_6 73 SCHEDULE 4 TERMS AND CONDITIONS OF THE NOTES References in these terms and conditions (the "Conditions") to "Notes" (as defined below) are to the Notes of one Series only of the relevant Issuer (as defined below), not to all Notes that may be issued under the Programme. Western Power Distribution (East Midlands) plc ("WPDE"), Western Power Distribution (West Midlands) plc ("WPDW"), Western Power Distribution (South West) plc ("WPD South West") and Western Power Distribution (South Wales) plc ("WPD South Wales") (each an "Issuer" and together, the "Issuers") have established a Euro Medium Term Note Programme (the "Programme") for the issuance of up to £6,000,000,000 in aggregate principal amount of notes (the "Notes"). The Notes, are constituted by a Trust Deed (as amended or supplemented from time to time, the "Trust Deed") dated 24 August 2022 between the Issuers and HSBC Corporate Trustee Company (UK) Limited (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). The relevant Final Terms will specify the Issuer of each Series of Notes and, in the context of a Tranche of Notes, references in these Conditions to the “Issuer” shall be construed accordingly. Notes issued by each Issuer are obligations solely of that Issuer and without recourse whatsoever to any other Issuer. These Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of Registered Notes, the Bearer Notes, Certificates, Coupons and Talons referred to below. An Agency Agreement (as amended or supplemented from time to time, the "Agency Agreement") dated 24 August 2022 has been entered into in relation to the Notes between the Issuers, the Trustee, HSBC Bank plc, London Branch as initial issuing and paying agent, the paying agents and the other agent(s) named in it. The issuing and paying agent, the paying agent(s), the registrar, the transfer agent(s) and the calculation agent(s) for the time being (if any) are referred to below respectively as the "Issuing and Paying Agent", the "Paying Agents" (which expression shall include the Issuing and Paying Agent) the "Registrar", the "Transfer Agents" (which expression shall include the Registrar) and the "Calculation Agent(s)". The Paying Agents, the Transfer Agents and the Calculation Agent(s) are referred to together as the "Agents". Copies of the Trust Deed and the Agency Agreement are available for inspection upon reasonable request during usual business hours at the registered office of the Trustee (as at 24 August 2022 at 8 Canada Square London E14 5HQ) and at the specified offices of the Paying Agents. The Noteholders, the holders of the interest coupons (the "Coupons") appertaining to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the "Talons") (the "Couponholders") are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them. As used in these Conditions, a Tranche means Notes which are identical in all respects and a Series means a series of Notes comprising of one or more Tranches of Notes which are identical save for the issue date, issue price and/or the first payment of interest. Any reference in these Conditions to Final Terms shall be deemed to include a reference to Pricing Supplement, where relevant. 1 Form, Denomination and Title The Notes are issued in bearer form ("Bearer Notes") or registered form ("Registered Notes") in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered as specified in the relevant Final Terms.

11/75893291_6 74 Notes of one Specified Denomination are not exchangeable for Notes of another Specified Denomination. This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note or an Index Linked Redemption Note or a combination of any of the preceding, depending upon the Interest and Redemption/Payment Basis specified in the relevant Final Terms. If this Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Pricing Supplement. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Talons may be required if more than twenty seven coupon payments are to be made with regards to the relevant Notes. Registered Notes are represented by registered certificates ("Certificates") and, save as provided in Condition 2.3, each Certificate shall represent the entire holding of Registered Notes by the same holder. Title to the Bearer Notes and Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuers shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the "Register"). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, "Noteholder" means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), "holder" (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes. 2 No Exchange of Notes and Transfers of Registered Notes 2.1 No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. 2.2 Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuers, with

11/75893291_6 75 the prior written approval of the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. 2.3 Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of the Issuer's or Noteholders' option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. 2.4 Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2.2 or 2.3 shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6.7) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2.4, "business day" means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). 2.5 Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). 2.6 Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, or (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6.5 or (iii) after any such Note has been called for redemption by the Issuer pursuant to Condition 6.2 or 6.5 or (iv) where the Noteholder has exercised its right to require redemption pursuant to Condition 6.6 or 6.7 or (v) during the period of seven days ending on (and including) any Record Date. 3 Status and Negative Pledge 3.1 Status The Notes and the Coupons relating to them constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Notes and Coupons shall, subject to such exceptions as are from time to time applicable under the laws of England and as provided in Condition 3.2, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer.

11/75893291_6 76 3.2 Negative Pledge So long as any Note or Coupon of the Issuer remains outstanding (as defined in the Trust Deed) the Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest ("Security") upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Indebtedness, or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, the Issuer's obligations under the Notes, the Coupons and the Trust Deed (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders. For the purposes of these Conditions, "Relevant Indebtedness" means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which (in each case, with the agreement of the Issuer) is quoted, listed or ordinarily dealt in on any stock exchange. 4 Interest 4.1 Interest on Fixed Rate Notes Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 4.6. If a Fixed Coupon Amount or a Broken Amount is specified in the relevant Final Terms, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount, or, if applicable, the Broken Amount so specified and in the case of a Broken Amount will be payable on the particular Interest Payment Date(s) specified in the relevant Final Terms. 4.2 Interest on Floating Rate Notes and Index Linked Interest Notes 4.2.1 Interest Payment Dates Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 4.6. Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period specified in the relevant Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. 4.2.2 Business Day Convention If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (a) the Floating Rate Convention,

11/75893291_6 77 such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (b) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day, (c) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such date shall be brought forward to the immediately preceding Business Day or (d) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. 4.2.3 Rate of Interest for Floating Rate Notes The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the relevant Final Terms. (a) ISDA Determination: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (a), "ISDA Rate" for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (i) the Floating Rate Option is as specified in the relevant Final Terms; (ii) the Designated Maturity is a period specified in the relevant Final Terms; and (iii) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms. For the purposes of this sub-paragraph (a), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity", "Reset Date" and "Swap Transaction" have the meanings given to those terms in the ISDA Definitions. (b) Screen Rate Determination for Floating Rate Notes not referencing SONIA: (i) Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, and unless the Reference Rate in respect of the relevant Series of Floating Rate Notes is specified in the relevant Final Terms as being "SONIA Compounded Index Rate", "SONIA Compounded Daily Reference Rate", "CDOR" or "CORRA" the Rate of Interest for each Interest Accrual Period will, subject to Condition 4.10 and as provided below, be either: (x) the offered quotation; or (y) the arithmetic mean of the offered quotations,

11/75893291_6 78 (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at (1) 11:00 a.m. Brussels time, in the case of EURIBOR ("EURIBOR"); or (2) 11:00 a.m. Hong Kong time, in the case of HKD-HIBOR-HIBOR= ("HKD-HIBOR-HIBOR="); or (3) 11:00 a.m. Frankfurt time, in the case of EUR-ISDA-EURIBOR Swap Rate-11:00 ("EUR-ISDA- EURIBOR Swap Rate-11:00"), on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. (ii) If the Relevant Screen Page is not available or if, sub-paragraph (i)(x) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (i)(y) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Issuer shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks or, if the Reference Rate is EUR- ISDA-EURIBOR Swap Rate-11:00, the principal office of each of the Reference Banks or, if the Reference Rate is HKD-HIBOR-HIBOR=, the principal Hong Kong office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is: (1) EURIBOR, at approximately 11.00 a.m. (Brussels time), or (2) EUR-ISDA-EURIBOR Swap Rate-11:00, at approximately 11:00 a.m. (Frankfurt time), or (3) HKD-HIBOR-HIBOR=, at approximately 11:00 a.m. (Hong Kong time), on the Interest Determination Date in question. If, two (in the case of EURIBOR or HKD-HIBOR-HIBOR=); or three (in the case of EUR-ISDA-EURIBOR Swap Rate-11:00), or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; (iii) If paragraph (ii) above applies and the Calculation Agent determines that fewer than the specified number of Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be (1) in case the Reference Rate is EURIBOR, the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (Brussels time), on the relevant Interest

11/75893291_6 79 Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Trustee and the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the Euro- zone inter-bank market; (2) in case the Reference Rate is EUR-ISDA- EURIBOR Swap Rate-11:00, the rate shall be the arithmetic mean of the mid-market annual swap rate quotations provided by the principal office of each of the Reference Banks, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); and (3) in the case of HKD- HIBOR-HIBOR, the arithmetic mean of the quotations as communicated to (and at the request of) the Calculation Agent by major banks in Hong Kong, for loans in Hong Kong Dollars to leading European banks for a period of the applicable maturity as at approximately 11:00 a.m. Hong Kong time, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (c) Screen Rate Determination for Floating Rate Notes referencing SONIA: (A) SONIA Compounded Index Rate Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being "SONIA Compounded Index Rate", the Rate of Interest for each Interest Accrual Period will, subject to Conditions 4.5 and 4.10, be the SONIA Compounded Index Rate, where: "SONIA Compounded Index Rate" means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Accrual Period (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date, as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards, ( 𝑆𝑂𝑁𝐼𝐴 𝐶𝑜𝑚𝑝𝑜𝑢𝑛𝑑𝑒𝑑 𝐼𝑛𝑑𝑒𝑥𝐸𝑁𝐷 𝑆𝑂𝑁𝐼𝐴 𝐶𝑜𝑚𝑝𝑜𝑢𝑛𝑑𝑒𝑑 𝐼𝑛𝑑𝑒𝑥𝑆𝑇𝐴𝑅𝑇 − 1) × ( 365 𝑑 ) provided, however, that, and subject to Condition 4.10, if the SONIA Compounded Index Value is not available in relation to any Interest Accrual Period on the Relevant Screen Page or on the Bank of England's website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing

11/75893291_6 80 the SONIA Compounded Index) for the determination of either or both of SONIA Compounded IndexSTART and SONIA Compounded IndexEND, the Rate of Interest shall be calculated for such Interest Accrual Period on the basis of the SONIA Compounded Daily Reference Rate as set out in Condition 4.2.3(c)(B) as if SONIA Compounded Daily Reference Rate with Observation Shift had been specified in the relevant Final Terms and the Relevant Screen Page shall be deemed to be the Relevant Fallback Screen Page as specified in the relevant Final Terms, where: "d" means the number of calendar days in the relevant Observation Period; "London Business Day" means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London; "Observation Period" means, in respect of an Interest Accrual Period, the period from (and including) the date falling "p" London Business Days prior to the first day of such Interest Accrual Period (and the first Observation Period shall begin on and include the date which is "p" London Business Days prior to the Interest Commencement Date) and ending on (but excluding) the date which is "p" London Business Days prior to the relevant Interest Payment Date (or the date falling "p" London Business Days prior to such earlier date, if any, on which the Notes become due and payable); "p" means, for any Interest Accrual Period the whole number specified in the relevant Final Terms (or, if no such number is so specified, five London Business Days, provided that a number lower than five shall only be so specified with the prior agreement of the Calculation Agent) representing a number of London Business Days; "SONIA Compounded Index" means the index known as the SONIA Compounded Index administered by the Bank of England (or any successor administrator thereof); "SONIA Compounded IndexEND" means the SONIA Compounded Index Value on the last day of the relevant Observation Period; "SONIA Compounded IndexSTART" means the SONIA Compounded Index Value on the first day of the relevant Observation Period; and "SONIA Compounded Index Value" means in relation to any London Business Day, the value of the SONIA Compounded Index as published by authorised distributors on the Relevant Screen Page on such London Business Day or, if the value of the SONIA Compounded Index cannot be obtained from the Relevant Screen Page, as published on the Bank of England's Website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA Compounded Index) on such London Business Day. (B) SONIA Compounded Daily Reference Rate

11/75893291_6 81 Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being SONIA Compounded Daily Reference Rate, the Rate of Interest for each Interest Accrual Period will, subject to Conditions 4.5 and 4.10, be the SONIA Compounded Daily Reference Rate as follows, "SONIA Compounded Daily Reference Rate" means, in respect of an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date, as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards, [∏ (1 + 𝑆𝑂𝑁𝐼𝐴i × ni 365 ) 𝑑𝑜 𝑖 = 1 − 1] × 365 𝑑 Where: "London Business Day", "Observation Period" and "p" have the respective meanings set out under Condition 4.2.3(c)(A); "d" is the number of calendar days in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms; "do" is the number of London Business Days in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms; "i" is a series of whole numbers from one to do, each representing the relevant London Business Day in chronological order from, and including, the first London Business Day in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms to, and including, the last London Business Day in the relevant Observation Period; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms to, and including, the last London Business Day in the relevant Interest Accrual Period; "ni", for any London Business Day "i", means the number of calendar days from, and including, such London Business Day "i" up to, but excluding, the following London Business Day;

11/75893291_6 82 "SONIAi" means, in relation to any London Business Day, the SONIA reference rate in respect of: (i) that London Business Day "i", where Observation Shift is specified in the relevant Final Terms; or (ii) the London Business Day (being a London Business Day falling in the relevant Observation Period) falling "p" London Business Days prior to the relevant London Business Day "i", where Lag is specified in the relevant Final Terms; and the "SONIA reference rate", in respect of any London Business Day, is a reference rate equal to the daily Sterling Overnight Index Average ("SONIA") rate for such London Business Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page on the next following London Business Day or, if the Relevant Screen Page is unavailable, as published by authorised distributors on such London Business Day or, if SONIA cannot be obtained from the Relevant Screen Page, as published on the Bank of England's Website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate). (C) Subject to Condition 4.10, where either (i) SONIA Compounded Daily Reference Rate is specified in the relevant Final Terms, or (ii) the SONIA Compounded Index Rate is specified in the relevant Final Terms and Condition 4.2.3(c)(B) applies, if, in respect of any London Business Day, the SONIA reference rate is not available on the Relevant Screen Page or Relevant Fallback Screen Page as applicable, (or as otherwise provided in the relevant definition thereof) or as published on the Bank of England's website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate), such Reference Rate shall be: (i) (i) the Bank of England's Bank Rate (the "Bank Rate") prevailing at 5.00 p.m. (or, if earlier, close of business) on the relevant London Business Day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five days on which the SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate, or (ii) if such Bank Rate is not available, the SONIA reference rate published on the Relevant Screen Page (or as otherwise provided in the relevant definition thereof) or (if later) as published on the Bank of England's website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate) for the first preceding London Business Day on which the SONIA reference rate was published on the Relevant Screen Page (or as otherwise provided in the relevant definition thereof) or (if later) as published on the Bank of England's website at

11/75893291_6 83 www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate), and in each case, SONIAi shall be interpreted accordingly. (D) If the Rate of Interest cannot be determined in accordance with the foregoing provisions, but without prejudice to Condition 4.10, the Rate of Interest shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first Interest Accrual Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period). (E) If the relevant Series of Notes become due and payable in accordance with Condition 10, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the relevant Final Terms, be deemed to be the date on which such Notes became due and payable and the Rate of Interest on such Notes shall, for so long as any such Note remains outstanding, be that determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Accrual Period had been shortened accordingly. (d) CDOR Rate Determination: Where CDOR Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be the sum of the Margin and the average bid rate (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one per cent. (with 0.000005 per cent. being rounded up) for bankers' acceptances in Canadian dollars for the relevant Interest Accrual Period which appears on the Reuters Screen CDOR Page (being the Relevant Screen Page) as of approximately 10:15 a.m. (Toronto time) (or the amended publication time for CDOR, if any, specified by Refinitiv Benchmark Services (UK) Limited (or any successor thereto) as CDOR administrator (the "Administrator") in accordance with its CDOR methodology, as amended from time to time) on the Interest Determination Date, all as determined by the Calculation Agent; provided that if such rate does not appear on the Relevant Screen Page on such day and such day is on or before the CDOR Cessation Date, then CDOR for such Interest Determination Date will be determined using an Alternative CDOR Page as of an Alternative Time on such day. If no such Alternative CDOR Page is available on such day and such day is on or before the CDOR Cessation Date, CDOR for such Interest Determination Date shall be the average of the bid rates of interest (expressed and rounded as set forth above) for Canadian dollar bankers' acceptances with maturities equal to the relevant Interest Accrual Period for

11/75893291_6 84 same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of approximately 10:15 a.m., Toronto time, on such Interest Determination Date. As used in the foregoing terms and provisions relating to the determination of CDOR: "Alternative CDOR Page" shall mean the display, designated as page "CDOR" on Bloomberg, or an equivalent service that displays average bid rates of interest for Canadian dollar bankers' acceptances having the index maturity specified in the applicable supplement. "Alternative Time" for any Alternative CDOR Page, shall mean the time of day at which such Alternative CDOR Page becomes available. "Reuters Screen CDOR Page" means the display designated as page "CDOR03" on the Refinitiv Benchmark Services (UK) Limited (or such other page as may replace the CDOR page on that service) for purposes of publishing or displaying, among other things, Canadian dollars bankers' acceptance rates. If CDOR cannot be determined as described above on any Interest Determination Date and such Interest Determination Date is on or before the CDOR Cessation Date, then CDOR for that Interest Determination Date will be equal to CDOR in effect for the prior Interest Accrual Period or, in the case of the first Interest Accrual Period during the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of the preceding paragraph had the interest rate been a floating rate during the Fixed Rate Period. Notwithstanding the foregoing, if the Issuer or its designee determines that any of the events described below in paragraphs (i), (ii), (iii), (iv) or (v) have occurred, the Calculation Agent shall substitute for CDOR the alternative rates contemplated by paragraphs (i), (ii), (iii), (iv) or (v), but subject to the provisions of paragraph (vi) as applicable, provided that: (a) the rate set out in paragraph (ii) shall only apply if the rate set out in paragraph (i) is not available, (b) the rate set out in paragraph (iii) shall only apply if neither rate set out in paragraphs (i) or (ii) is available, (c) the rate set out in paragraph (iv) shall only apply if none of the rates set out in paragraphs (i), (ii) or (iii) are available, and (d) the rate set out in paragraph (v) shall only apply if none of the rates set out in paragraphs (i), (ii), (iii) or (iv) are available. (i) CDOR Cessation Date After the CDOR Cessation Date, the Rate of Interest will, subject to the provisions of paragraph (vi) below as applicable, be determined as if references to CDOR were references to Fallback Rate (CORRA) for the Original IBOR Rate Record Day that corresponds to the first Toronto Business Day of a relevant Interest Accrual Period (each a "Reset Date"), as most recently provided or published as at 11:30 a.m., Toronto time, on the related Fallback Observation Day. If neither Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) provides, nor authorised distributors publish, Fallback Rate (CORRA) for that Original IBOR Rate Record Day at, or prior to, 11:30 a.m., Toronto time, on the related Fallback Observation Day and a Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) has not occurred, then the rate for that Reset Date will be Fallback Rate (CORRA) as most recently provided or published

11/75893291_6 85 at that time for the most recent Original IBOR Rate Record Day, notwithstanding that such day does not correspond to the Reset Date. (ii) Fallback Rate (CORRA) Upon the occurrence of a Fallback Index Cessation Event with respect to Fallback Rate (CORRA), the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) will be the Canadian Overnight Repo Rate Average ("CORRA") administered by the Bank of Canada (or any successor administrator), to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of "Fallback Rate (CORRA)" after making such adjustments to CORRA as are necessary to account for any difference in term structure or tenor of CORRA by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (iii) CORRA If neither the administrator nor authorised distributors provide or publish CORRA and a Fallback Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA. If a Fallback Index Cessation Effective Date occurs with respect to each of Fallback Rate (CORRA) and CORRA, then the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) will be the CAD Recommended Rate, to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of "Fallback Rate (CORRA)" after making such adjustments to the CAD Recommended Rate as are necessary to account for any difference in term structure or tenor of the CAD Recommended Rate by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (iv) CAD Recommended Rate If there is a CAD Recommended Rate before the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to CORRA) but neither the administrator nor authorised distributors provide or publish the CAD Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with

11/75893291_6 86 respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to CORRA); or there is a CAD Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it, then the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) or the Fallback Index Cessation Effective Date with respect to the CAD Recommended Rate (as applicable) will be Bank of Canada's Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada's Website (the "BOC Target Rate"), to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of "Fallback Rate (CORRA)" after making such adjustments to the BOC Target Rate as are necessary to account for any difference in term structure or tenor of the BOC Target Rate by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (v) BOC Target Rate If neither the administrator nor authorised distributors provide or publish the BOC Target Rate and a Fallback Index Cessation Effective Date with respect to the BOC Target Rate has not occurred, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate. (vi) Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, the Issuer or its designee may make such adjustments to the Applicable Fallback Rate or the spread thereon, as well as the Business Day Convention, Reset Dates and related provisions and definitions including the Fallback Observation Day, in each case that are consistent with accepted market practice for the debt obligations such as the Notes in such circumstances. (vii) Definitions. For the purposes of paragraphs (i)-(vi) above, the following terms shall have the meaning set out below: "Applicable Fallback Rate" means one of Fallback Rate (CORRA), CORRA, the CAD Recommended Rate, or the BOC Target Rate, as applicable; "Bloomberg IBOR Fallback Rate Adjustments Rule Book" means the IBOR Fallback Rate Adjustments Rule Book published by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) as updated from time to time in accordance with its terms; "CAD Recommended Rate" means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorised distributor;

11/75893291_6 87 "CDOR Cessation Date" means, in respect of one or more Index Cessation Events, the first date on which CDOR is no longer provided. If CDOR ceases to be provided on the Relevant Original Fixing Date but it was provided at the time at which it is to be observed pursuant to the terms of the Notes, then the CDOR Cessation Date will be the next day on which the rate would ordinarily have been published; "Fallback Index Cessation Effective Date" means, in respect of a Fallback Index Cessation Event, the first date on which the Applicable Fallback Rate is no longer provided. If the Applicable Fallback Rate ceases to be provided on the same day that it is required to determine the rate for a Reset Date pursuant to the terms of the Notes but it was provided at the time at which it is to be observed pursuant to the terms of the Notes (or, if no such time is specified in the Notes, at the time at which it is ordinarily published), then the Fallback Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published. "Fallback Index Cessation Event" means: (A) a public statement or publication of information by or on behalf of the administrator or provider of the Applicable Fallback Rate announcing that it has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate; or (B) if the Applicable Fallback Rate is: (1) Fallback Rate (CORRA), a public statement or publication of information by the regulatory supervisor for the administrator of Fallback Rate (CORRA), the Bank of Canada, an insolvency official with jurisdiction over the administrator for Fallback Rate (CORRA), a resolution authority with jurisdiction over the administrator for Fallback Rate (CORRA) or a court or an entity with similar insolvency or resolution authority over the administrator for Fallback Rate (CORRA), which states that the administrator of Fallback Rate (CORRA) has ceased or will cease to provide the Fallback Rate (CORRA) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Fallback Rate (CORRA); or (2) CORRA, the CAD Recommended Rate, or the BOC Target Rate, a public statement or publication of information by the regulatory supervisor for the administrator or provider of the Applicable Fallback Rate, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for the Applicable Fallback Rate, a resolution authority with jurisdiction over the administrator or provider for the Applicable Fallback Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the Applicable Fallback Rate, which states that the administrator or provider of the Applicable Fallback Rate has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate; "Fallback Observation Day" means, in respect of a Reset Date and the relevant Interest Accrual Period to which that Reset Date relates, the day that is two Toronto Business Days preceding the related Interest Payment Date;

11/75893291_6 88 "Fallback Rate (CORRA)" means the term adjusted CORRA plus the spread relating to CDOR, in each case, for a relevant Interest Accrual Period provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of term adjusted CORRA and the spread, on the Fallback Rate (CORRA) Screen (or by other means) or provided to, and published by, authorised distributors; "Fallback Rate (CORRA) Screen" means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for CDOR for a relevant Interest Accrual Period accessed via the Bloomberg Screen Page (or, if applicable, accessed via the Bloomberg Screen) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time); "Index Cessation Event" means: (A) a public statement or publication of information by or on behalf of the Administrator announcing that it has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR; or (B) a public statement or publication of information by the regulatory supervisor for the Administrator, the Bank of Canada, an insolvency official with jurisdiction over the administrator for CDOR, a resolution authority with jurisdiction over the administrator for CDOR or a court or an entity with similar insolvency or resolution authority over the administrator for CDOR, which states that the Administrator has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR; "Original IBOR Rate Record Day" means Original IBOR Rate Record Date as that term is used on the Fallback Rate (CORRA) Screen; and "Relevant Original Fixing Date" means, unless otherwise agreed, the day on which CDOR would have been observed. Any decision or determination pursuant to the terms and provisions set forth in the preceding paragraphs not made by the Calculation Agent will be made by the Issuer in its sole discretion and will be conclusive and binding on the Agent, the Calculation Agent, the holders of the Notes and the beneficial owners of interests in the Notes, absent manifest error. In addition, the Issuer may designate an entity (which may be its affiliate) to make any determination or decision that it has the right to make in connection with such terms and provisions. (e) CORRA: Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being CORRA, the Rate of Interest for each Interest Accrual Period will, subject to Conditions 4.5 and 4.10, be Compounded Daily CORRA as follows; "Compounded Daily CORRA" means the rate of return of a daily compounded interest investment (with the daily Canadian Dollar overnight repurchase rate as the reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination

11/75893291_6 89 Date, as follows and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards: ⌈ 𝑑° ∏ 𝑖 = 1 (1 + 𝐶𝑂𝑅𝑅𝐴𝑖−𝑝𝑇𝐵𝐷 × 𝑛𝑖 365 ) − 1⌉ × 365 𝑑 where: "d" means the number of calendar days in the relevant Interest Accrual Period; "d0" is the number of Toronto Business Days in the relevant Interest Accrual Period; "i" means a series of whole numbers from one to d0, each representing the relevant Business Day in chronological order from, and including, the first Toronto Business Day in the relevant Interest Accrual Period; "ni" for any Business Day "i", means the number of calendar days from, and including, such Business Day "i" to, but excluding, the following Business Day (which is "i" + 1); "Observation Period" means the period from, and including, the date falling "p" Business Days prior to the relevant Interest Payment Date (and the first Interest Accrual Period shall begin on and include the Issue Date) and ending on, but excluding, the date falling "p" Toronto Business Days prior to the next Interest Payment Date for such Interest Accrual Period (or the date falling "p" Toronto Business Days prior to such earlier date, if any, on which the Notes become due and payable); "Toronto Business Day" a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada; "CORRAi–pTBD" means the CORRA rate for the Toronto Business Day falling "p" number of Toronto Business Days prior to the relevant Toronto Business Day "i"; and "CORRA" with respect to any Toronto Business Day is a reference rate equal to the daily Canadian Overnight Repo Rate Average rate for that day, as published by the Bank of Canada, as the administrator of such rate (or any successor administrator of such rate) on the website of the Bank of Canada or any successor website, in each case as it appears on the Bank of Canada website at 11:30 am, Toronto time, on the Toronto Business Day immediately following that day. If, in respect of any Toronto Business Day in the relevant Observation Period, the applicable CORRA reference rate is not available or has not otherwise been published by the authorised administrator and there has been no Benchmark Event, then (i) the CORRA reference rate shall be equal to the prevailing Bank of Canada target for the overnight rate as displayed on the Bank of Canada website (or any successor website or official publication of the Bank of Canada) on such Toronto Business Day or, if the Bank of Canada does not target a single rate, the mid-point of the target range set by the Bank of Canada and so published (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, to the nearest second decimal place, 0.005 being rounded upwards), and (ii) if no such

11/75893291_6 90 overnight rate exists the CORRA reference rate in respect of such Toronto Banking Day shall be the CORRA reference rate in respect of the last Toronto Business Day for which such CORRA reference rate was published by the authorised administrator. In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions and there has not been a Benchmark Event, the Rate of Interest shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first Interest Accrual Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period). If the Notes become due and payable prior to the Maturity Date, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the Final Terms, be deemed to be the date on which the Notes became due and payable and the Rate of Interest on the Notes shall, for so long as any such Notes remain outstanding, be the Rate of Interest determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Accrual Period had been shortened accordingly. (f) Linear Interpolation: Where Linear Interpolation is specified in the relevant Final Terms as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified in the relevant Final Terms as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified in the relevant Final Terms as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as the Issuer, in consultation with an Independent Adviser (as defined in Condition 4.10.7) appointed by the Issuer acting in good faith and in a commercially reasonable manner in its reasonable discretion, determines appropriate. "Applicable Maturity" means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. 4.2.4 Rate of Interest for Index Linked Interest Notes

11/75893291_6 91 The Rate of Interest in respect of Index Linked Interest Notes for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and interest will accrue accordingly. 4.3 Zero Coupon Notes Where a Note, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 6.4.1(ii)). 4.4 Accrual of Interest Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 4 to the Relevant Date (as defined in Condition 8). 4.5 Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding (i) If any Margin is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 4.2.3(b), Condition 4.2.3(c), Condition 4.2.3(e) or Condition 4.2.3(f) above, as applicable, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin, subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes "unit" means the lowest amount of such currency which is available as legal tender in the country of such currency. 4.6 Calculations The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount as specified in the relevant Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other

11/75893291_6 92 period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. 4.7 Determination and Publication of Rates of Interest, Interest Amounts and Redemption Amounts The Calculation Agent shall as soon as practicable on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, the Interest Period or the Interest Payment Date, calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, the Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Redemption Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the second Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 4.2.2, the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall, subject, in the case of each of the SONIA Compounded Index Rate and the SONIA Compounded Daily Reference Rate, to Condition 4.2.3(c)(E), and in the case of CORRA, to the last paragraph of Condition 4.2.3(f), nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. 4.8 Definitions In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: "Business Day" means: (a) in the case of a currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency (which in the case of: (i) Canadian dollars is Toronto; and (ii) in the case of Australian dollars is Sydney); and/or (b) in the case of Euro, a day on which the TARGET System is operating (a "TARGET Business Day"); and/or (c) in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres.

11/75893291_6 93 "Day Count Fraction" means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or Interest Accrual Period, the "Calculation Period"): (a) if "Actual/Actual" or "Actual/Actual-ISDA" is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non- leap year divided by 365); (b) if "Actual/365 (Fixed)" is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365; (c) if "Actual/360" is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360; (d) if Actual/365 (Sterling) is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Period Date falling in a leap year, 366; (e) "if "30/360", "360/360" or "Bond Basis" is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows: Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360 where: "Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls; "Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; "M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and "D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (f) "if "30E/360" or "Eurobond Basis" is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows: Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

11/75893291_6 94 where: "Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls; "Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; "M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and "D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (g) "if "30E/360 (ISDA)" is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360 where: "Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls; "Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; "M2" is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; "D1" is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and "D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (h) if "Actual/Actual-ICMA" is specified in the relevant Final Terms: if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the product of (x) the actual number of days in such Determination Period and (y) the number of Determination Periods in any year; and if the Calculation Period is longer than one Determination Period, the sum of:

11/75893291_6 95 (1) the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year; and (2) the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year, where: "Determination Period" means the period from and including a Determination Date in any year to but excluding the next Determination Date; and "Determination Date" means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date; and (i) if "Actual/Actual Canadian Compound Method" is specified in the relevant Final Terms, whenever it is necessary to compute any amount of accrued interest in respect of the Notes for a period of less than one full year, other than in respect of any specified Interest Amount, such interest will be calculated on the basis of the actual number of days in the Calculation Period and a year of 365 days. "Euro-zone" means the region comprising of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended. "Interest Accrual Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date. "Interest Amount" means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified in the relevant Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the relevant Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and in respect of any other period, the amount of interest payable per Calculation Amount for that period. "Interest Commencement Date" means the Issue Date or such other date as may be specified in the relevant Final Terms. "Interest Determination Date" means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (a) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (b) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (c) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is Euro.

11/75893291_6 96 "Interest Payment Date" means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention. "Interest Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date unless otherwise specified in the relevant Final Terms. "Interest Period Date" means each Interest Payment Date unless otherwise specified in the relevant Final Terms. "ISDA Definitions" means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., as may be supplemented or amended from time to time. "Rate of Interest" means the rate of interest payable from time to time in respect of this Note and that is either specified on, or calculated in accordance with the provisions of, the relevant Final Terms. "Redemption Amount" means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount, the Residual Holding Redemption Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms. "Reference Banks" means, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in the case of HKD-HIBOR-HIBOR=, four major banks in the Hong Kong interbank market and in the case of EUR-ISDA-EURIBOR Swap Rate-11:00, five leading swap dealers in the interbank market, in each case selected by the Issuer or as specified in the relevant Final Terms. "Reference Rate" means the rate specified as such in the relevant Final Terms. "Relevant Screen Page" means such page, section, caption, column or other part of a particular information service as may be specified in the relevant Final Terms. "Specified Currency" means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Notes are denominated. "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it. 4.9 Calculation Agent The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Note is outstanding. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish

11/75893291_6 97 the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount or Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph. 4.10 Benchmark Discontinuation This Condition 4.10 applies only where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined. 4.10.1 Independent Adviser Notwithstanding Conditions 4.2.3(b)(ii), 4.2.3(b)(iii), 4.2.3(c)(C) and 4.2.3(c)(D) if the Issuer determines that a Benchmark Event has occurred in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4.10.2) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition 4.10.4). In making such determination and any other determination pursuant to this Condition 4.10, the Issuer shall act in good faith and in a commercially reasonable manner. In the absence of fraud, the Independent Adviser shall have no liability whatsoever to the Trustee, the Paying Agents, or the Noteholders for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this Condition 4.10. If the Issuer fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 4.10.1 prior to the date three Business Days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 4.10. In no event shall any of the Trustee, the Calculation Agent, the Paying Agents be responsible for determining whether a Benchmark Event has occurred or monitoring whether or not such event has or is likely to occur, any substitute for any existing rate, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In

11/75893291_6 98 connection with the foregoing, each of the Trustee, the Calculation Agent, the Paying Agents will be entitled to conclusively rely on any determinations made by the Issuer, its designee or the Independent Adviser and will have no liability for such actions taken at the direction of the Issuer or its designee. 4.10.2 Successor Rate or Alternative Rate If the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines that: (a) there is a Successor Rate, then such Successor Rate and any applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4.10); or (b) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and any applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4.10). 4.10.3 Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer, following consultation with the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. 4.10.4 Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, any applicable Adjustment Spread is determined in accordance with this Condition 4.10 and the Issuer, following consultation with the Independent Adviser, determines (i) that amendments to these Terms and Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) any applicable Adjustment Spread (provided that the amendments do not, without the consent of the Calculation Agent, impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions attached to it) (such amendments, the "Benchmark Amendments") and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 4.10.5, without any requirement for the consent or approval of Noteholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice. At the request of the Issuer, but subject to receipt by the Trustee and the Issuing and Paying Agent of a certificate signed by two Directors of the Issuer pursuant to Condition 4.10.5, the Trustee and the Issuing and Paying Agent shall (at the expense and direction of the Issuer), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and the Trustee and the Issuing and Paying Agent shall not be liable to any party for any consequences

11/75893291_6 99 thereof, provided that the Trustee and the Issuing and Paying Agent shall not be obliged so to concur if in the opinion of the Trustee or the Issuing and Paying Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities, such Benchmark Amendment would be inoperable, or reduce or amend the rights and/or the protective provisions afforded to it in these Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. In connection with any such variation in accordance with this Condition 4.10.4, the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading. 4.10.5 Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 4.10 will be notified promptly by the Issuer to the Trustee, the Calculation Agent, the Paying Agents and, in accordance with Condition 15, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Trustee and the Issuing and Paying Agent of the same, the Issuer shall deliver to the Trustee and the Issuing and Paying Agent a certificate signed by two Directors of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) any applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 4.10; and (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) any applicable Adjustment Spread. The Trustee and the Issuing and Paying Agent shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee's and the Issuing and Paying Agent's ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Calculation Agent, the Paying Agents and the Noteholders. 4.10.6 Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Conditions 4.10.1, 4.10.2, 4.10.3 and 4.10.4, the Original Reference Rate and the fallback provisions provided for in Condition 4.2.3 will continue to apply unless and until the Issuer determines that a Benchmark Event has occurred and the relevant Paying Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 4.10.5. 4.10.7 Definitions As used in this Condition 4.10:

11/75893291_6 100 "Adjustment Spread" means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (a) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate) (b) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer determines that no such spread is customarily applied) (c) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). "Alternative Rate" means an alternative benchmark or screen rate which the Issuer following consultation with the Independent Adviser, determines is customarily applied in international debt capital markets transactions for the purposes of determining floating rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes. "Benchmark Amendments" has the meaning given to it in Condition 4.10.4. "Benchmark Event" means: (a) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or (b) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (c) a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (d) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or (e) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or

11/75893291_6 101 (f) it has or will become unlawful for any Paying Agent, the Calculation Agent or the Issuer to calculate any payments due to be made to any Noteholders using the Original Reference Rate, provided that the Benchmark Event shall be deemed to occur (a) in the case of sub- paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, respectively, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. "Independent Adviser" means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own expense under Condition 4.10.1 and notified in writing to the Trustee. "Original Reference Rate" means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes or, if applicable, any other Successor or Alternative Rate (or any component part thereof) determined and applicable to the Notes pursuant to the earlier operation of Condition 4.10. "Relevant Nominating Body" means, in respect of a benchmark or screen rate (as applicable): (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (b) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. "Successor Rate" means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body 5 Indexation This Condition 5 is applicable only if the relevant Final Terms specifies the Notes as Index Linked Notes. 5.1 Definitions For the purposes of Conditions 5.1 to 5.6, unless the context otherwise requires, the following defined terms shall have the following meanings: "Base Index Figure" means (subject to Condition 5.3(i)) the base index figure as specified in the relevant Final Terms;

11/75893291_6 102 "CPI" means the UK Consumer Prices Index (for all items) published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the UK Consumer Prices Index for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPI is specified as the Index in the relevant Final Terms, any reference to the "Index Figure" which is specified in the relevant Final Terms as: (a) applicable to the first calendar day of any month shall, subject as provided in Conditions 5.3 and 5.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (b) applicable to any other day in any month shall, subject as provided in Conditions 5.3 and 5.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place. "CPIH" means the all items consumer prices index including owner occupiers' housing costs and council tax for the United Kingdom published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the all items consumer prices index including owner occupiers' housing costs and council tax for the United Kingdom for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPIH is specified as the Index in the relevant Final Terms, any reference to the "Index Figure" which is specified in the relevant Final Terms as: (a) applicable to the first calendar day of any month shall, subject as provided in Conditions 5.3 and 5.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (b) applicable to any other day in any month shall, subject as provided in Conditions 5.3 and 5.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place; "Her Majesty's Treasury" means Her Majesty's Treasury or any officially recognised party performing the function of a calculation agent (whatever such party's title), on its or its successor's behalf, in respect of the Reference Gilt; "Index" means, subject as provided in Condition 5.3(i), either CPI, CPIH or RPI as specified in the relevant Final Terms; "Indexed Benchmark Gilt" means the index-linked sterling obligation of the United Kingdom Government listed on the Official List of the Financial Conduct Authority (in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended) and traded on the London Stock Exchange whose average maturity most closely matches that of the Notes as a gilt-edged market maker or other adviser selected by the Issuer (an "Indexation Adviser") shall determine to be appropriate; "Index Figure" has the definition given to such term in the definition of "CPI", "CPIH" or "RPI", as applicable;

11/75893291_6 103 "Index Ratio" applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place; "Limited Index Ratio" means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month; "Limited Indexation Date" means any date falling during the period specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; "Limited Indexation Factor" means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor; "Limited Indexation Month" means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; "Limited Index Linked Notes" means Index Linked Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies; "Redemption Date" means any date on which the Notes are redeemed in accordance with Condition 5.6, Condition 6.1, Condition 6.2, Condition 6.4, Condition 6.5, Condition 6.6 or Condition 6.7; "Reference Gilt" means the index-linked Treasury Stock/Treasury Gilt specified as such in the relevant Final Terms for so long as such gilt is in issue, and thereafter such issue of index- linked Treasury Stock/Treasury Gilt determined to be appropriate by an Indexation Adviser; and "RPI" means the UK Retail Prices Index (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the UK Retail Prices Index for the purpose of calculating the amount payable on repayment of the Reference Gilt. Where RPI is specified as the Index in the relevant Final Terms, any reference to the "Index Figure" which is specified in the relevant Final Terms as: (a) applicable to a particular month, shall, subject as provided in Conditions 5.3 and 5.5, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or (b) applicable to the first calendar day of any month shall, subject as provided in Conditions 5.3 and 5.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or

11/75893291_6 104 (c) applicable to any other day in any month shall, subject as provided in Conditions 5.3 and 5.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (ii) above and rounded to the nearest fifth decimal place. 5.2 Application of the Index Ratio Each payment of interest and principal in respect of the Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Notes applicable to the month or date, as the case may be, in or on which such payment falls to be made and rounded in accordance with Condition 4.5. 5.3 Changes in Circumstances Affecting the Index (i) Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of "Index" and "Index Figure" in Condition 5.1 shall be deemed to refer to the new date, or month or year (as applicable) in substitution for January 1987 (where RPI is specified as the Index in the relevant Final Terms) or 2015 (where CPI or CPIH is specified as the Index in the relevant Final Terms) (or, as the case may be, to such other date, month or year as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect. (ii) Delay in publication of RPI if paragraph (i) of the definition of Index Figure for RPI is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the "relevant month") before the month in which a payment is due to be made is not published on or before the fourteenth Business Day before the date on which such payment is due (the "date for payment"), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the UK Government for such purpose) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. (iii) Delay in publication of relevant Index if paragraph (i) and/or (ii) of the definition of Index Figure for CPI or CPIH is applicable or if paragraph (ii) and/or (iii) of the definition of Index Figure for RPI is applicable: If the Index Figure relating to any month (the "calculation month") which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth Business Day before the date on which such payment is due (the "date for payment"), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely

11/75893291_6 105 on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the UK Government for such purpose) for the purposes of indexation of payments on the Reference Gilt or the Indexed Benchmark Gilt (as applicable) or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. 5.4 Application of Changes Where the provisions of Condition 5.3(ii) or Condition 5.3(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 5.3(ii)(2) or Condition 5.3(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while a Note is still outstanding, then: (i) in relation to a payment of principal or interest in respect of such Note other than upon final redemption of such Note, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 5.3(ii)(2) or Condition 5.3(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth Business Day before the date for payment; and (ii) in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made. 5.5 Material Changes to or Cessation of the Index (i) Material changes to the relevant Index: (a) CPI and CPIH: Where CPI or CPIH is specified in the relevant Final Terms as the Index and: (1) if notice is published by Her Majesty's Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the relevant Indexed Benchmark Gilt; or (2) any change is made to the coverage or the basic calculation of such Index which constitutes a fundamental change which would, in the opinion of either the Issuer or the Trustee (acting solely on the advice of an Indexation Adviser), be materially prejudicial to the interests of the Issuer or the Noteholders, as the case may be, the Issuer or the Trustee (as applicable) shall give written notice of such occurrence to the other party. Promptly after the giving of such notice, the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall

11/75893291_6 106 seek to agree for the purpose of the Notes one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. If the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned above, a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the "Expert"), to determine for the purpose of the Notes one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. (b) RPI: Where RPI is specified in the relevant Final Terms as the Index and if notice is published by Her Majesty's Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the Reference Gilt. (ii) Cessation of the relevant Index: If the Trustee and the Issuer have been notified by the Calculation Agent that the relevant Index has ceased to be published, or if Her Majesty's Treasury or the Office for National Statistics, as the case may be, or a person acting on its behalf, announces that it has ceased to publish the relevant Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable index (the "Successor Index") by using the following methodology: (a) if at any time a successor index has been designated by Her Majesty's Treasury in respect of the Reference Gilt, such successor index shall be designated the "Successor Index" for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraph (b) or (c) below. This provision will only be applicable when RPI is specified in the relevant Final Terms as the Index; or (b) the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. If the relevant Final Terms specify RPI as the Index then this paragraph (b) will only be applicable

11/75893291_6 107 provided the Successor Index has not been determined under paragraph (a) above; or (c) if the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned in the first paragraph under this Condition 5.5(ii) above, a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the "Expert"), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Noteholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. (iii) Adjustment or replacement: The Index shall be adjusted or replaced by a substitute index pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser) and the Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer, the Trustee and the Noteholders, and the Issuer shall give notice to the Noteholders in accordance with Condition 15 of such amendments as promptly as practicable following such notification or adjustment. 5.6 Redemption for Index Reasons If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 5.3(ii)(2) or 5.3 (iii)(2), as applicable and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty's Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt or the Indexed Benchmark Gilt (as applicable), and (in either case) no amendment or substitution of the Index shall have been designated by Her Majesty's Treasury in respect of the Reference Gilt or the Indexed Benchmark Gilt (as applicable) to the Issuer and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days' notice to the Noteholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 15, redeem all, but not some only, of the Notes at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 5.2). 6 Redemption, Purchase and Options 6.1 Final Redemption Unless previously redeemed, purchased and cancelled as provided below, this Note will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms provided.

11/75893291_6 108 6.2 Redemption for Taxation Reasons If, on the occasion of the next payment in respect of the Notes the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 8, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United Kingdom or any political sub-division of the United Kingdom or taxing authority in the United Kingdom or any political sub-division of the United Kingdom or in the interpretation or application of the laws of the United Kingdom or any political sub-division of the United Kingdom or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and such requirement cannot be avoided by the Issuer taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer), the Issuer may, at its option, at any time, having given not less than 30 nor more than 45 days' notice to the Noteholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 15, redeem all, but not some only, of the Notes at their Early Redemption Amount together with interest accrued to the date of redemption provided that the date fixed for redemption shall not be earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6.2, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on all Noteholders and Couponholders. 6.3 Purchases The Issuer and any of its subsidiary undertakings may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons appertaining to them are attached or surrendered with them) in the open market or otherwise at any price. 6.4 Early Redemption 6.4.1 Zero Coupon Notes (i) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6.2 or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the relevant Final Terms. (ii) Subject to the provisions of sub-paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the "Amortisation Yield" (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (iii) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6.2 or, if applicable, Condition 6.5 or 6.6 or upon it becoming due and payable as provided in Condition 10, is not paid

11/75893291_6 109 when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (ii) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Note becomes due and payable was replaced by a reference to the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub- paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 4.3. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms. 6.4.2 Other Notes The Early Redemption Amount payable in respect of any Note (other than Notes described in Condition 6.4.1), upon redemption of such Note pursuant to this Condition 6.4 or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms. 6.5 Redemption at the Option of the Issuer and Exercise of Issuer's Options 6.5.1 If (i) Residual Holding Call Option is specified in the relevant Final Terms, and (ii) if at any time the Residual Holding Percentage (as specified in the relevant Final Terms) or more of the aggregate nominal amount of Notes originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Notes in whole, but not in part, at their Residual Holding Redemption Amount (as specified in the relevant Final Terms). Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by an independent financial advisor by discounting the outstanding nominal amount of the Notes and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred thousandth of a percentage point (with halves being rounded up)) equal to the Benchmark Yield (as specified in the relevant Final Terms), being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread (as specified in the relevant Final Terms). Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction (as specified in the relevant Final Terms). The Issuer will give not less than 15 nor more than 30 days' irrevocable notice to the Noteholders and the Trustee of any such redemption pursuant to this Condition 6.5.1. 6.5.2 If Call Option is specified in the relevant Final Terms, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 6.6 or 6.7, as applicable, on giving not less than 15 nor more than 30 days' irrevocable notice to the Noteholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer's option in relation to, all or, if so provided, some of such Notes on any Optional Redemption Date(s) or Option Exercise Date, as the case may be. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued up to but excluding the Optional Redemption Date. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant

11/75893291_6 110 Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Notes in respect of which any such notice is given shall be redeemed, or the Issuer's option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of an Issuer's option, the notice to Noteholders shall also contain the serial numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements. 6.5.3 If Make-whole Redemption Option is specified in the relevant Final Terms as applicable, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 6.6 or 6.7, on giving not less than 15 nor more than 30 days' irrevocable notice to the Noteholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer's option in relation to, all or, if so provided, some of such Notes on any Make-whole Redemption Date(s). Any such redemption of Notes shall be at an amount equal to the higher of the following, in each case together with interest accrued to but excluding the Make-whole Redemption Date: (i) the nominal amount of the Note; and (ii) (a) the nominal amount of the Note multiplied by the price (as reported in writing to the Issuer and the Trustee by a financial adviser (the "Financial Adviser") appointed by the Issuer and approved by the Trustee) expressed as a percentage (rounded to the nearest fifth decimal places, 0.000005 being rounded upwards) at which the Gross Redemption Yield to maturity on such Note (or, if a Par Call Commencement Date is specified in the relevant Final Terms, the Gross Redemption Yield to the Par Call Commencement Date) on the Determination Date specified in the relevant Final Terms is equal to the Gross Redemption Yield at the Quotation Time specified in the relevant Final Terms on the Determination Date of the Reference Bond specified in the relevant Final Terms (or, where the Financial Adviser advises the Trustee that, for reasons of illiquidity or otherwise, such Reference Bond is not appropriate for such purpose, such other government stock as such Financial Adviser may recommend) plus any applicable Redemption Margin specified in the relevant Final Terms; or (b) if Canada Yield Price is specified in the relevant Final Terms, (1) at any time prior to the Par Call Commencement Date, the Canada Yield Price and (2) at any time on or after the Par Call Commencement Date, but prior to the Maturity Date, the nominal amount of the Notes. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Notes in respect of which any such notice is given shall be redeemed, or the Issuer's option shall be exercised, on the date specified in such notice in accordance with this Condition.

11/75893291_6 111 In the case of a partial redemption or a partial exercise of an Issuer's option, the notice to Noteholders shall also contain the serial numbers of the Notes to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate (or the Notes to be redeemed will be selected by the Canadian Paying Agent (as specified in the relevant Final Terms) in such manner as the Canadian Paying Agent deems appropriate and as approved by the Trustee), subject to compliance with any applicable laws, clearing systems, listing authority and stock exchange requirements. In this Condition: "Canada Yield Price" means the price, calculated on the business day preceding the redemption date of the Notes (the "Yield Determination Date") equal to the net present value of all scheduled payments of outstanding principal and interest on the Notes to be redeemed (not including any portion of the payment of interest accrued as of the redemption date) from the redemption date of the Notes to be redeemed to the Par Call Commencement Date specified in the relevant Final Terms (and assuming, for this purpose, that the Notes are scheduled to mature on the Par Call Commencement Date) using as a discount rate the Government of Canada Yield plus any applicable Redemption Margin specified in the relevant Final Terms. "Government of Canada Yield" means with respect to any redemption date, the arithmetic average (rounded to the nearest 1/100 of 1 per cent.) of the yield to maturity, provided by two major Canadian investment dealers selected by the Issuer as at noon (Toronto time) on the Yield Determination Date, as the yields which a non- callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100 per cent. of its principal amount on such date with a term to maturity which most closely approximates the remaining term to the Par Call Commencement Date. "Gross Redemption Yield" means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Trustee by the Financial Adviser. 6.6. Redemption at the Option of Noteholders following a Restructuring Event 6.6.1. If Restructuring Put Option is specified in the relevant Final Terms, and: (i) if, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below): (a) an independent financial adviser (as described below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or (b) if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Issuer at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in

11/75893291_6 112 whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 6.6 shall cease to have any further effect in relation to such Restructuring Event. (ii) if, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 6.6.1(i)): (a) within the Restructuring Period, either: (A) if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or (B) if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and (b) an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a "Negative Certification"), then, unless at any time the Issuer shall have given notice under Condition 6.5 or the holder shall have given notice under Condition 6.7 (if applicable), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the "Restructuring Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Optional Redemption Amount (specified in the relevant Final Terms) together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date. A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating ((BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued. Any Negative Certification shall be conclusive and binding on the Trustee, the Issuer and the Noteholders. The Issuer may, at any time, with the approval of the Trustee appoint an independent financial adviser for the purposes of this Condition 6.6. If, within five business days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Issuer shall not have appointed an independent financial adviser for the purposes of Condition 6.6.1(ii)(b) and (if so required by the Trustee) the Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, the Trustee may appoint an independent financial adviser for such purpose following consultation with the Issuer. 6.6.2. Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a "Put

11/75893291_6 113 Event Notice") to the Noteholders in accordance with Condition 15 specifying the nature of the Put Event and the procedure for exercising the Restructuring Put Option. 6.6.3. To exercise the Restructuring Put Option, the holder of a Note must comply with the provisions of Condition 6.7. The applicable notice period for the purposes of Condition 6.7, as applied to a Restructuring Put Option, shall be the period (the "Put Period") of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 6.7, the Issuer shall redeem or, at the option of that Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the "Put Date") unless previously redeemed or purchased. 6.6.4. For the purposes of these Conditions: (i) "Distribution Licence" means an electricity distribution licence granted under section 6(1)(c) of the Electricity Act. (ii) "Distribution Services Area" means, in respect of a Issuer, the area specified as such in the distribution licence granted to it on 1 October 2001 under section 6(l)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000), as of the date of such distribution licence. (iii) A "Negative Rating Event" shall be deemed to have occurred if (1) a Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of that Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being). (iv) A "Put Event" occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification. (v) "Rating Agency" means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors or Moody's Investors Service Limited or any of its subsidiaries and their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee. (vi) A "Rating Downgrade" shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), (or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal) (or their respective equivalents for the time being) or worse or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more. (vii) "Rated Securities" means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of a Issuer having an initial maturity of five years or more which is rated by a Rating Agency.

11/75893291_6 114 (viii) "Restructuring Event" means the occurrence of any one or more of the following events: (a) (A) the Secretary of State for Business, Energy and Industrial Strategy (or any successor) giving the Issuer written notice of any revocation of its Distribution Licence; or (B) the Issuer agreeing in writing with the Secretary of State for Business, Energy and Industrial Strategy (or any successor) to any revocation or surrender of its Distribution Licence; or (C) any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of the Issuer, except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned subsidiary of the Issuer where such subsidiary at the time of such grant either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of all Notes issued by the Issuer in such form as the Trustee may approve or becomes the primary obligor under the Notes issued by the Issuer in accordance with Condition 12.3; or (b) any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions upon which an Issuer is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless two directors of such Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of that Issuer; or (c) any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Business, Energy and Industrial Strategy (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two directors of such Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of that Issuer. (ix) "Restructuring Period" means: (a) if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or (b) if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Trustee in respect of that Restructuring Event.

11/75893291_6 115 A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 6.6, does not announce or publicly confirm or inform the Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade, was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction, or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Issuer shall notify the Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency. 6.7. Redemption at the Option of Noteholders If Put Option is specified in the relevant Final Terms, the Issuer shall, at the option of any Noteholder, upon such Noteholder giving not less than 15 nor more than 30 days' notice to the Issuer (or such other notice period as may be specified in the relevant Final Terms) redeem such Note on the Optional Redemption Date(s) (as specified in the relevant Final Terms) at its Optional Redemption Amount (as specified in the relevant Final Terms) together with interest accrued to the date fixed for redemption. To exercise such option (which must be exercised on an Option Exercise Date) the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Notes with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (" Exercise Notice") in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the Noteholders' Option Period (as specified in the Final Terms). No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. 6.8. Cancellation All Notes redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Coupons and unexchanged Talons attached thereto. All Notes purchased by or on behalf of the Issuer or any of its Subsidiaries may, at the option of the Issuer be held by or may be surrendered together with all unmatured Coupons and all unexchanged Talons attached to them to a Paying Agent for cancellation, but may not be resold and when held by the Issuer or any of its respective Subsidiaries shall not entitle the holder to vote at any meeting of Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Noteholders or for the purposes of Condition 12. 7 Payments and Talons 7.1 Payments: Bearer Notes Payments of principal and interest in respect of Bearer Notes will, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all payments of principal and, in the case of interest, as specified in Condition 7.6.4) or Coupons

11/75893291_6 116 (in the case of interest, save as specified in Condition 7.6.4), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that in the case of Euro, the transfer shall be in a city in which banks have access to the TARGET System. 7.2 Registered Notes: (a) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (b) below. (b) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the day before the due date for payment thereof (the Record Date). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. 7.3 Payments in the United States Notwithstanding the above, if any Notes are denominated in U.S. dollars, payments in respect of them may be made at the specified office of any Paying Agent in New York City in the same manner as specified above if (a) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (b) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (c) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. 7.4 Payments subject to Fiscal Laws etc. Save as provided in Condition 8, payments will be subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment and the Issuer will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations, directives or agreements. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. 7.5 Appointment of Agents The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent, or the Calculation Agent and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (a) an Issuing and Paying Agent, (b) a Registrar in relation to Registered Notes. (c) a Transfer Agent in relation to Registered Notes, (d) a Paying Agent (which may be the Issuing and Paying Agent) having its specified office in a major European city, (e) a

11/75893291_6 117 Calculation Agent where the Conditions so require one, (f) so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of any other relevant stock exchange, listing authority or other relevant authority, and (g) so long as the Notes clear in a clearing system other than or in addition to Euroclear and Clearstream, Luxembourg, a Paying Agent that is able to make payments to such clearing system in accordance with the rules and procedure of such clearing system. As used in these Conditions, the terms "Issuing and Paying Agent", "Registrar", "Transfer Agent", "Calculation Agent", and "Paying Agent" include any additional or replacement Issuing and Paying Agent, Registrar, Transfer Agent, Calculation Agent or Paying Agent appointed under this Condition. In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Notes denominated in U.S. dollars in the circumstances described in Condition 7.3. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders in accordance with Condition 15. 7.6 Unmatured Coupons and unexchanged Talons 7.6.1 Upon the due date for redemption of any Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. 7.6.2 Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. 7.6.3 Where any Note which provides that the relevant Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. 7.6.4 If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Note or Certificate representing it. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of that Note against presentation of that Note as the case may be. 7.7 Non-Business Days If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as "Financial Centres" in the relevant Final Terms and: 7.7.1 (in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency (which in the case of Australian dollars is Sydney); or

11/75893291_6 118 7.7.2 (in the case of a payment in Euro) which is a TARGET Business Day. 7.8 Talons On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (but excluding any Coupons which may have become void pursuant to Condition 9). 8 Taxation All payments of principal and interest by or on behalf of the Issuer in respect of the Notes and the Coupons will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or any political sub-division of the United Kingdom or any authority in or of the United Kingdom having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer will pay such additional amounts of principal and interest as will result in the receipt by the Noteholders or, as the case may be, the Couponholders of the amounts which would otherwise have been received by them in respect of the Notes or Coupons had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment: (a) by or on behalf of, a person who is liable to such taxes or duties in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Note or Coupon; or (b) by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or (c) more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such 30th day. Notwithstanding any other provision of the Terms and Conditions or the Trust Deed, any amounts to be paid on the Notes by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the "Code"), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding. As used in these Conditions, "Relevant Date" in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Noteholders in accordance with Condition 15 that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (a) "principal" shall be deemed to include any premium payable in respect of the Notes, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or

11/75893291_6 119 supplement to it, (b) "interest" shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 4 or any amendment or supplement to it and (c) "principal" and/or "interest" shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed. 9 Prescription Claims against the Issuer for payment in respect of the Notes and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless presented for payment within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them. 10 Events of Default If any of the following events (each an "Event of Default") occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer at its registered office that the Notes are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment: (a) Non-Payment: there is default for more than 30 days in the payment of any principal or interest due in respect of the Notes; or (b) Breach of Other Obligations: there is default in the performance or observance by the Issuer of any other obligation or provision under the Trust Deed or the Notes (other than any obligation for the payment of any principal or interest in respect of the Notes) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer by the Trustee; or (c) Cross-Acceleration: if (i) any other present or future Relevant Indebtedness of the Issuer becomes due and payable prior to its stated maturity by reason of any actual event of default or (ii) any amount in respect of such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds £100,000,000. (d) Winding-up: a resolution is passed, or a final order of a court in the United Kingdom is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer be wound up or dissolved; or (e) Enforcement Proceedings: attachment is made of the whole or substantially the whole of the assets or undertakings of the Issuer and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer or an administration or similar order is made in relation to the Issuer and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or (f) Insolvency: the Issuer ceases to carry on all or substantially all of its business or is unable to pay its debts within the meaning of Section 123(1)(e) or Section 123(2) of the Insolvency Act 1986; or (g) Bankruptcy: the Issuer is adjudged bankrupt or insolvent by a court of competent jurisdiction in its country of incorporation,

11/75893291_6 120 provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders. 11 Enforcement The Trustee may, at its discretion and without further notice, institute such actions, steps or proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Notes or under the Trust Deed, but shall not be bound to do so unless: (a) it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Notes outstanding; and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder shall be entitled to institute such actions, steps or proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails or is unable to do so within 60 days and such failure or inability is continuing. 12 Meetings of Noteholders, Modifications and Substitution 12.1 Meetings of Noteholders The Trust Deed contains provisions for convening meetings of Noteholders (including, in respect of the Trust Deed, meetings held by way of audio or video conference) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. An Extraordinary Resolution duly passed at any such meeting shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and Couponholders, except that any Extraordinary Resolution proposed, inter alia, (a) to amend the dates of maturity or redemption of the Notes or any date for payment of interest on the Notes, (b) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes, (c) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (d) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Note, to reduce any such Minimum and/or Maximum Rate of Interest, (e) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (f) to take any steps that as specified in this Note may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, and (g) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution will only be binding if passed at a meeting of the Noteholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Notes will be binding on all Noteholders and Couponholders. The Issuer may convene a meeting of Noteholders jointly with the holders of all other Notes issued pursuant to the Agency Agreement and not forming a single series with the Notes to which meeting the provisions referred to above apply as if all such Notes formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the Notes of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical).

11/75893291_6 121 12.2 Modification of the Trust Deed The Trustee may agree, without the consent of the Noteholders or Couponholders, to (a) any modification of any of the provisions of the Trust Deed, the Notes, the Coupons or these Conditions that is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, the Notes, the Coupons or these Conditions that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. In addition, the Trustee shall be obliged to concur with the Issuers in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4.10 without the consent or approval of the Noteholders and Couponholders. Any such modification, authorisation or waiver shall be binding on all Noteholders and Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable. 12.3 Substitution The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of any other company in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders. 12.4 Entitlement of the Trustee In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders. 13 Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of such other Paying Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar or Transfer Agent (in the case of Certificates) as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders in accordance with Condition 15 on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificates, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Certificates, Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11/75893291_6 122 14 Further Issues The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further Notes having the same terms and conditions as the Notes and so that such further issue shall be consolidated and form a single series with such Notes. References in these Conditions to the Notes include (unless the context requires otherwise) any other Notes issued pursuant to this Condition and forming a single series with the Notes. Any such further Notes forming a single series with Notes constituted by the Trust Deed or any deed supplemental to it shall, and any other Notes may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Notes of other series if the Trustee so decides. 15 Notices Notices to the holders of Registered Notes shall be mailed to them at their respective address in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily English language newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with this Condition. 16 Indemnification of Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including but not limited to provisions relieving it from any obligation to (a) appoint an independent financial adviser and (b) take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings. 17 Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999. 18 Governing Law and Jurisdiction 18.1 The Notes, the Coupons and any non-contractual obligations arising out of or connected with them are governed by, and shall be construed in accordance with, English law. 18.2 The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with the Notes. 18.3 The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

11/75893291_6 123 18.4 Nothing in this Condition 18 prevents the Trustee or any Noteholder from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Noteholders may take concurrent Proceedings in any number of jurisdictions.

11/75893291_6 124 SCHEDULE 5 FORM OF COUPON On the front: [ISSUER] EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]*[•],[•]. [Coupon relating to Note in the nominal amount of [•]]** This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse hereof (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders). [If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]*** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. [ISSUER] By: [Cp. No.] [Denomination] [ISIN] [Series] [Certif. No.]

11/75893291_6 125 On the back: ISSUING AND PAYING AGENT [•] PAYING AGENT[S] [•] [•] [*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular interest Payment Date should be specified.] [**Only required for Coupons relating to Floating Rate or Index Linked Interest Notes that are issued in more than one denomination.] [***Delete if Coupons are not to become void upon early redemption of Note.]

11/75893291_6 126 SCHEDULE 6 FORM OF TALON On the front: [ISSUER] EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[][]. [Talon relating to Note in the nominal amount of [•]]** After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse hereof (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon. If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. [ISSUER] By: [Talon No.] [ISIN] [Series] [Certif. No.]

11/75893291_6 127 On the back: ISSUING AND PAYING AGENT [•] [* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.] [** Only required where the Series comprises Notes of more than one denomination.]

11/75893291_6 128 SCHEDULE 7 PROVISIONS FOR MEETINGS OF NOTEHOLDERS Interpretation 1. In this Schedule: (a) references to a meeting are to a meeting of Noteholders of one or more Series of Notes issued by the relevant Issuer and include, unless the context otherwise requires, any adjournment; (b) references to "Notes" and "Noteholders" are only to the Notes of the one or more Series in respect of which a meeting has been, or is to be, called, and to the holders of these Notes, respectively; (c) "agent" means a holder of a voting certificate or a proxy for, or representative of, a Noteholder; (d) "block voting instruction" means an instruction issued in accordance with paragraphs 8 to 14; (e) "electronic platform" means any form of telephony or electronic platform and includes, without limitation, telephone and video conference call and application technology systems; (f) "Extraordinary Resolution" means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast; (g) "hybrid meeting" means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the relevant Issuer or the Trustee at which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform; (h) "meeting" means a meeting convened pursuant to this Schedule by the relevant Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting or as a hybrid meeting; (i) "proxy" has the meaning given to it in paragraph 9(f) below; (j) "required proportion" means the proportion of the Notes shown by the table in paragraph 19 below; (k) "virtual meeting" means any meeting held via an electronic platform; (l) "voting certificate" means a certificate issued in accordance with paragraphs 5, 6, 7 and 14; and (m) references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding. Powers of meetings 2. A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

11/75893291_6 129 (a) to approve proposals relating to reserved matters listed in Condition 12 (Meetings of Noteholders, Modifications and Substitution); (b) to sanction any proposal by the relevant Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the relevant Issuer, whether or not those rights arise under this Trust Deed; (c) to assent to any modification of this Trust Deed, the Notes, the Talons or the Coupons proposed by the relevant Issuer or the Trustee; (d) to authorise anyone (including the Trustee) to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution; (e) to give any authority, direction or sanction required to be given by Extraordinary Resolution; (f) to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders' interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution; (g) to approve a proposed new Trustee and to remove a Trustee; (h) (other than as permitted under Clause 15.2 of this Trust Deed) to approve the substitution of any entity for the relevant Issuer (or any previous substitute) as principal debtor under this Trust Deed; and (i) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes, the Talons or the Coupons, provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a "special quorum resolution") for the purpose of sub-paragraph 2(b) or 2(h), any of the proposals listed in Condition 12.1 (Meetings of Noteholders) or any amendment to this proviso. Convening a meeting 3. The relevant Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in nominal amount of the Notes of any Series for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Noteholders of that Series. Every meeting shall be held on a date and at a time and place approved by the Trustee. 4. At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders and the Paying Agents in relation to the Bearer Notes and the Registrar in relation to the Registered Notes (with a copy to the relevant Issuer). A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and the place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. Arrangements for voting

11/75893291_6 130 5. If a holder of a Bearer Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 6. A voting certificate shall: (a) be a document in the English language; (b) be dated; (c) specify the meeting concerned and the serial numbers of the Notes deposited; and (d) entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes. 7. Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either: (a) the meeting has been concluded; or (b) the voting certificate has been surrendered to the Paying Agent. 8. If a holder of a Bearer Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited. 9. A block voting instruction shall: (a) be a document in the English language; (b) be dated; (c) specify the meeting concerned; (d) list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it; (e) certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14; and (f) appoint a named person (a "proxy") to vote at that meeting in respect of those Notes and in accordance with that list. A proxy need not be a Noteholder. 10. Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes: (a) it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded; and

11/75893291_6 131 (b) the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting. 11. If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction. 12. Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy's appointment. 13. A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders' instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the relevant Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting. 14. No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting. 15. (a) A holder of a Registered Note may, by an instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 48 hours before the time fixed for a meeting, appoint any person (a proxy) to act on his behalf in connection with that meeting. A proxy need not be a Noteholder. (b) A corporation which holds a Registered Note may by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English) authorise any person to act as its representative (a "representative") in connection with that meeting. Chairman 16. The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the relevant Issuer may appoint a chairman. The chairman need not be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting. Attendance 17. The following may attend and speak at a meeting: (a) Noteholders and agents; (b) the chairman;

11/75893291_6 132 (c) the relevant Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers; (d) the Dealers and their advisers; (e) any other person approved by the meeting or the Trustee; and (f) in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Issuing and Paying Agent. No-one else may attend or speak. Quorum and Adjournment 18. No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the relevant Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 19. Two (or in the case of an adjourned meeting one) or more Noteholders or agents present in person shall be a quorum provided, however, that, so long as at least the required proportion of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Global Notes or, in the case of Registered Notes, the Global Certificates or a single Certificate, in the context of Registered Notes, an agent appointed in relation thereto or a Noteholder of the Notes represented thereby shall be deemed to be two voters (or in the case of an adjourned meeting, one voter) for the purpose of forming a quorum: (a) in the cases marked "No minimum proportion" in the table below, whatever the proportion of the Notes which they represent; and (b) in any other case, only if they represent, in nominal amount of the affected Series of Notes for the time being outstanding, the proportion of the Notes shown by the table below. COLUMN 1 COLUMN 2 COLUMN 3 Purpose of meeting Any meeting except one referred to in column 3 Required proportion Meeting previously adjourned through want of a quorum Required proportion To pass a special quorum resolution Two thirds One third To pass any other Extraordinary Resolution One more than 50 per cent. No minimum proportion Any other purpose 10 per cent. No minimum proportion 20. The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at

11/75893291_6 133 the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18. 21. At least ten days' notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting. Voting 22. Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the relevant Issuer, the Trustee or one or more persons holding one or more Notes or voting certificates representing 2 per cent. of the Notes. 23. Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 24. If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 25. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once. 26. On a show of hands every person who is present in person and who produces a Bearer Note, a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way. 27. In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. Effect and Publication of an Extraordinary Resolution 28. An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The relevant Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders and, in relation to Bearer Notes, to the Paying Agents, and in relation to Registered Notes, to the Registrar within 14 days but failure to do so shall not invalidate the resolution. Minutes 29. Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Unless and until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

11/75893291_6 134 Written Resolutions 30. A written resolution signed by the holders of not less than 95 per cent., in nominal amount of the Notes outstanding shall take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. Trustee's Power to Prescribe Regulations 31. Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so. 32. The foregoing provisions of this Schedule shall have effect subject to the following provisions: (a) Meetings of Noteholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Noteholders of separate Series shall be held together. (b) A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Noteholders of the Series concerned. (c) A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series but does not give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Noteholders of the relevant Series provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 26, each Noteholder shall have one vote in respect of each £1,000 nominal amount of Notes held, converted, if such Notes are not denominated in sterling, in accordance with Subclause 11.16 (Currency Conversion). (d) A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series and gives or may give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Noteholders of the relevant Series. (e) To all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and to Noteholders were references to the Notes and Noteholders of the Series concerned. Additional provisions applicable to Virtual and/or Hybrid meetings 33. The relevant Issuer (with the Trustee's prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Noteholders or their proxies or representatives to attend, participate in and/or speak at the meeting, including the electronic platform to be used. 34. The relevant Issuer or the chair (in each case, with the Trustee's prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or

11/75893291_6 135 hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the trustee may approve). 35. All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 24-27 above (inclusive). 36. Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, it systems, equipment and connectivity) which are necessary to enable them to do so. 37. In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other. 38. Two or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them. 39. The chair of the meeting reserves the right to take such steps as the chair shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), in the case of a virtual meeting or a hybrid meeting, muting the electronic connection to the meeting of the person causing such disruption for such period of time as the chair may determine. 40. The relevant Issuer (with the Trustee's prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it. 41. A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this schedule. 42. A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when: (a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and (b) that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting. 43. The Trustee shall not be responsible or liable to the relevant Issuer or any other person for the security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting. THIS DEED is delivered on the date stated at the beginning.